                                                                    Exhibit 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                                          :         JOINTLY ADMINISTERED
                                                                :         CASE NO. 99-3938 (SLR)
PURINA MILLS, INC.,                                             :
   A DELAWARE CORPORATION, ET AL.,                              :         CHAPTER 11
                                                                :
                           DEBTORS.                             :
----------------------------------------------------------------:
(PURINA MILLS, INC.)                                            :         (CASE NO. 99-3938 (SLR))
(CAROLINA AGRI-PRODUCTS, INC.)                                  :         (CASE NO. 99-3939 (SLR))
(COASTAL AG-DEVELOPMENT, INC.)                                  :         (CASE NO. 99-3940 (SLR))
(COLE GRAIN COMPANY, INC.)                                      :         (CASE NO. 99-3941 (SLR))
(DAIRY MANAGEMENT SERVICES, L.L.P.)                             :         (CASE NO. 99-3942 (SLR))
(PM HOLDINGS CORPORATION)                                       :         (CASE NO. 99-3937 (SLR))
(PM NUTRITION COMPANY, INC.)                                    :         (CASE NO. 99-3943 (SLR))
(PMI AGRICULTURE L.L.C.)                                        :         (CASE NO. 99-3944 (SLR))
(PMI NUTRITION, INC.)                                           :         (CASE NO. 99-3947 (SLR))
(PMI NUTRITION INTERNATIONAL, INC.)                             :         (CASE NO. 99-3945 (SLR))
(PURINA LIVESTOCK MANAGEMENT SERVICES, INC.)                    :         (CASE NO. 99-3946 (SLR))
                                                                :
                                                                :         JOINT PLAN OF REORGANIZATION
                                                                :         OF PURINA MILLS, INC., ITS PARENT
                                                                :         CORPORATION AND ITS DEBTOR
                                                                :         SUBSIDIARIES
----------------------------------------------------------------          ----------------------------------------------

                                                                          THOMAS L. AMBRO (DE 677)
                                                                          DANIEL J. DEFRANCESCHI (DE 2732)
                                                                          RICHARDS, LAYTON & FINGER
                                                                          One Rodney Square
                                                                          P.O. Box 551
                                                                          Wilmington, Delaware  19899
                                                                          (302) 658-6541

                                                                                   - and -

                                                                          RICHARD M. CIERI (OH 0032464)
                                                                          JEFFREY B. ELLMAN (OH 0055558)
                                                                          JONES, DAY, REAVIS & POGUE
                                                                          North Point
                                                                          901 Lakeside Avenue
                                                                          Cleveland, Ohio  44114
                                                                          (216) 586-3939

                                                                          HENRY L. GOMPF (TX 08116400)
                                                                          JONES, DAY, REAVIS & POGUE
                                                                          2727 North Harwood
                                                                          Dallas, Texas  75201
                                                                          (214) 220-3939


                                                                          ATTORNEYS FOR DEBTORS AND DEBTORS IN
                                                                          POSSESSION
January 18, 2000

                                TABLE OF CONTENTS

                                                                                                                      Page
INTRODUCTION.............................................................................................................1

ARTICLE I. - DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME..............................................1
         A.       Defined Terms..........................................................................................1
                  1.       "Administrative Claim"........................................................................1
                  2.       "Administrative Trade Claim"..................................................................1
                  3.       "Allocable Portion"...........................................................................1
                  4.       "Allowed Claim"...............................................................................1
                  5.       "Allowed . . . Claim".........................................................................2
                  6.       "Assumed Customer Guarantees".................................................................2
                  7.       "Ballot"......................................................................................2
                  8.       "Bank Loan Claim".............................................................................2
                  9.       "Bankruptcy Code".............................................................................2
                  10.      "Bankruptcy Court"............................................................................2
                  11.      "Bankruptcy Rules"............................................................................2
                  12.      "Bar Date"....................................................................................2
                  13.      "Bar Date Order"..............................................................................2
                  14.      "Business Day"................................................................................2
                  15.      "CAP Plan"....................................................................................2
                  16.      "Cash Investment Yield".......................................................................2
                  17.      "Cash Management Order".......................................................................3
                  18.      "Chase Bank"..................................................................................3
                  19.      "Claim".......................................................................................3
                  20.      "Claims Objection Bar Date"...................................................................3
                  21.      "Claims Resolution Committee".................................................................3
                  22.      "Class".......................................................................................3
                  23.      "Confirmation"................................................................................3
                  24.      "Confirmation Date"...........................................................................3
                  25.      "Confirmation Hearing"........................................................................3
                  26.      "Confirmation Order"..........................................................................3
                  27.      "Consenting Holders"..........................................................................3
                  28.      "Creditors' Committee"........................................................................3
                  29.      "Cure Amount Claim"...........................................................................3
                  30.      "Debtors".....................................................................................3
                  31.      "Derivative Claim"............................................................................3
                  32.      "DIP Credit Agreement"........................................................................3
                  33.      "DIP Lender"..................................................................................3
                  34.      "Disbursing Agent"............................................................................3
                  35.      "Disclosure Statement"........................................................................4
                  36.      "Disputed Claim"..............................................................................4
                  37.      "Disputed Insured Claim" and "Disputed Uninsured Claim".......................................4
                  38.      "Distribution Record Date"....................................................................4
                  39.      "Document Reviewing Centers"..................................................................4
                  40.      "Effective Date"..............................................................................4
                  41.      "Equity Incentive Plan".......................................................................4
                  42.      "Estate"......................................................................................4
                  43.      "Exchange Act"................................................................................4
                  44.      "Executory Contract and Unexpired Lease"......................................................4
                  45.      "Exit Financing Facility".....................................................................4
                  46.      "Exit Financing Facility Agent Bank"..........................................................4
                  47.      "Face Amount".................................................................................5
                  48.      "Fee Claim"...................................................................................5
                  49.      "Fee Order"...................................................................................5
                  50.      "File," "Filed" or "Filing"...................................................................5
                  51.      "Final Order".................................................................................5
                  52.      "Indenture Trustee"...........................................................................5
                  53.      "Insured Claim"...............................................................................5

                  54.      "Intercompany Claim"..........................................................................5
                  55.      "Interest"....................................................................................5
                  56.      "IRS".........................................................................................5
                  57.      "Koch Agriculture"............................................................................6
                  58.      "Koch Agriculture Commodity Sale Claim".......................................................6
                  59.      "Koch Agriculture Transition Settlement Payment"..............................................6
                  60.      "Koch Entities"...............................................................................6
                  61.      "Koch Indemnity Agreement"....................................................................6
                  62.      "Koch Industries".............................................................................6
                  63.      "Koch Industries Settlement Agreement"........................................................6
                  64.      "Koch Purchase Transaction"...................................................................6
                  65.      "Koch Supplemental Transition Agreement Claims"...............................................6
                  66.      "Koch Tax Sharing Agreement"..................................................................6
                  67.      "Master Procurement Agreement"................................................................6
                  68.      "National Securities Exchange"................................................................6
                  69.      "New Common Stock"............................................................................6
                  70.      "New Prepetition Credit Facility Notes".......................................................6
                  71.      "New Registration Rights Agreement"...........................................................6
                  72.      "New Term Notes"..............................................................................6
                  73.      "New Tranche A Notes".........................................................................7
                  74.      "New Tranche B Notes".........................................................................7
                  75.      "New Tax Sharing Agreement"...................................................................7
                  76.      "Old Common Stock of . . ."...................................................................7
                  77.      "Old Prepetition Credit Facility Notes".......................................................7
                  78.      "Old Revolving Note Claim"....................................................................7
                  79.      "Old Senior Subordinated Note Claim"..........................................................7
                  80.      "Old Senior Subordinated Notes"...............................................................7
                  81.      "Old Tax Sharing Agreements"..................................................................7
                  82.      "Old Tranche A Note Claim"....................................................................7
                  83.      "Old Tranche B Note Claim"....................................................................7
                  84.      "Ordinary Course Professionals Order".........................................................7
                  85.      "Participating Bank Loan Claim Holder"........................................................7
                  86.      "Petition Date"...............................................................................7
                  87.      "Plan"........................................................................................7
                  88.      "Plan of Merger"..............................................................................7
                  89.      "PM Holdings".................................................................................8
                  90.      "PMI Merger"..................................................................................8
                  91.      "PMI Merger Date".............................................................................8
                  92.      "PMI Merger Escrow Agreement".................................................................8
                  93.      "PMI".........................................................................................8
                  94.      "PMI Entities"................................................................................8
                  95.      "PMI Subsidiary Debtors"......................................................................8
                  96.      "Prepetition Credit Facility".................................................................8
                  97.      "Prepetition Indenture".......................................................................8
                  98.      "Priority Claim"..............................................................................8
                  99.      "Priority Tax Claim"..........................................................................8
                  100.     "Professional"................................................................................8
                  101.     "Pro Rata"....................................................................................8
                  102.     "Quarterly Distribution Date".................................................................9
                  103.     "Real Property Executory Contract and Unexpired Lease"........................................9
                  104.     "Recovery Actions"............................................................................9
                  105.     "Reinstated" or "Reinstatement"...............................................................9
                  106.     "Reorganization Case".........................................................................9
                  107.     "Reorganized . . ."...........................................................................9
                  108.     "Reserved Shares"............................................................................10
                  109.     "Restructuring Transactions".................................................................10
                  110.     "Schedules"..................................................................................10
                  111.     "Secondary Liability Claim"..................................................................10
                  112.     "Secured Claim"..............................................................................10
                  113.     "Securities Act".............................................................................10
                  114.     "Share Purchase Rights"......................................................................10

                  115.     "Share Purchase Rights Agreement"............................................................10
                  116.     "Stipulation of Amount and Nature of Claim"..................................................10
                  117.     "Supplemental Transition Agreement"..........................................................10
                  118.     "Tax"........................................................................................10
                  119.     "Third Party Disbursing Agent"...............................................................10
                  120.     "Tort Claim".................................................................................10
                  121.     "Trade Claim"................................................................................11
                  122.     "Transition Services Agreement"..............................................................11
                  123.     "Unallocated Portion"........................................................................11
                  124.     "Uninsured Claim"............................................................................11
                  125.     "Unofficial Noteholders Committee"...........................................................11
                  126.     "Unsecured Claim"............................................................................11
                  127.     "Unsecured Claims Reserve"...................................................................11
                  128.     "Voting Deadline"............................................................................11
                  129.     "Warrant"....................................................................................11
                  130.     "Warrant Agreement"..........................................................................11
                  131.     "Warrant Purchase Agreement".................................................................11
                  132.     "Workers' Compensation Order"................................................................11
         B.       Rules of Interpretation and Computation of Time.......................................................11
                  1.       Rules of Interpretation......................................................................11
                  2.       Computation of Time..........................................................................12

ARTICLE II. - CLASSES OF CLAIMS AND INTERESTS...........................................................................12
         A.       Unimpaired Classes of Claims..........................................................................12
                  1.       Class 1 (Unsecured Priority Claims)..........................................................12
                  2.       Class 3 (Non-Bank Secured Claims)............................................................12
                  3.       Class 8 (PMI Subsidiary Debtors Old Common Stock Interests)..................................12
         B.       Impaired Classes of Claims and Interests..............................................................12
                  1.       Class 2 (Convenience Claims).................................................................12
                  2.       Class 4 (Bank Loan Claims)...................................................................12
                  3.       Class 5 (General Unsecured Claims)...........................................................12
                  4.       Class 6 (Intercompany Claims)................................................................12
                  5.       Class 7 (PMI Old Common Stock Interests).....................................................12
                  6.       Class 9 (PM Holdings Old Common Stock Interests).............................................12

ARTICLE III. - TREATMENT OF CLAIMS AND INTERESTS........................................................................13
         A.       Unclassified Claims...................................................................................13
                  1.       Payment of Administrative Claims.............................................................13
                           a.       Administrative Claims in General....................................................13
                           b.       Statutory Fees......................................................................13
                           c.       Ordinary Course Liabilities.........................................................13
                           d.       Claims Under the DIP Credit Agreement...............................................13
                           e.       Administrative Claims of Indenture Trustee..........................................13
                           f.       Koch Agriculture Transition Settlement Payment, Koch Supplemental Transition
                                    Agreement...........................................................................13
                           g.       Bar Dates for Administrative Claims.................................................14
                                    i.      General Bar Date Provisions.................................................14
                                    ii.     Bar Dates for Certain Administrative Claims.................................14
                                            A.       Professional Compensation..........................................14
                                            B.       Ordinary Course Liabilities........................................14
                                            C.       Claims Under the DIP Credit Agreement..............................14
                  2.       Payment of Priority Tax Claims...............................................................14
                           a.       Priority Tax Claims.................................................................14
                           b.       Other Provisions Concerning Treatment of Priority Tax Claims........................15
         B.       Unimpaired Classes of Claims..........................................................................15
                  1.       Class 1 (Unsecured Priority Claims)..........................................................15
                  2.       Class 3 (Non-Bank Secured Claims)............................................................15
                  3.       Class 8 Interests (PMI Subsidiary Debtors Old Common Stock Interests)........................15
         C.       Impaired Classes of Claims and Interests..............................................................15
                  1.       Class 2 Claims (Convenience Claims)..........................................................15
                  2.       Class 4 Claims (Bank Loan Claims)............................................................15

                  3.       Class 5 Claims (General Unsecured Claims)....................................................16
                  4.       Class 6 Claims (Intercompany Claims).........................................................16
                  5.       Class 7 Interests (PMI Old Common Stock Interests)...........................................16
                  6.       Class 9 Interests (PM Holdings Old Common Stock Interests)...................................16
         D.       Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims......................16
         E.       Special Provisions Regarding Indenture Trustee Administrative Claims and Allowed Claims...............16
         F.       Special Provisions Regarding the Koch Agriculture Commodity Sale Claim and Other Claims...............16
         G.       Elections of Holders of Bank Loan Claims..............................................................17

ARTICLE IV. - MEANS FOR IMPLEMENTATION OF THE PLAN......................................................................17
         A.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors........................17
         B.       Restructuring Transactions; Implementation of Koch Industries Settlement Agreement....................17
                  1.       Restructuring Transactions Generally.........................................................17
                  2.       Obligations of Any Successor Corporation in a Restructuring Transaction......................18
                  3.       PMI Merger...................................................................................18
                           a.       PMI Merger Escrow...................................................................18
                           b.       PMI Merger..........................................................................18
                           c.       Koch Tax Sharing Agreement..........................................................18
                           d.       Warrant Purchase Agreement..........................................................18
         C.       Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation
                  Programs..............................................................................................18
                  1.       Certificates of Incorporation and By-Laws....................................................18
                           a.       Reorganized PM Holdings.............................................................18
                           b.       Reorganized PMI Subsidiary Debtors..................................................19
                  2.       Directors and Officers of the Reorganized Debtors............................................19
                  3.       New Employment, Retirement, Indemnification and Other Related Agreements and Incentive
                           Compensation Programs........................................................................19
                  4.       Corporate Action.............................................................................19
         D.       Exit Financing Facility, Obtaining Cash for Plan Distributions and Transfers of Funds Among the
                  Debtors...............................................................................................20
         E.       Preservation of Rights of Action; Settlement Agreements and Releases..................................20
                  1.       Preservation of Rights of Action by the Debtors and the Reorganized Debtors..................20
                  2.       Releases; Indemnification....................................................................20
                           a.       General Releases by Holders of Claims or Interests..................................20
                           b.       Koch Industries Settlement Agreement Releases; Indemnification......................21
                                    i.      Releases by the Debtors and Debtors in Possession...........................21
                                    ii.     Releases by Holders of Claims and Interests.................................21
                                    iii.    Releases by the Koch Entities...............................................21
                                    iv.     Indemnity by the Reorganized Debtors........................................22
                                    v.      Scope of Third Party Release Determination..................................22
                           c.       Injunction Related to Releases......................................................22
         F.       Continuation of Certain Employee, Retiree and Workers' Compensation Benefits..........................22
                  1.       Employee Benefits............................................................................22
                  2.       CAP Plan; Related Indemnity..................................................................23
                  3.       Retiree Medical Benefits.....................................................................23
                  4.       Workers' Compensation Benefits...............................................................23
         G.       Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.........................23
         H.       Cancellation and Surrender of Instruments, Securities and Other Documentation.........................23
         I.       New Registration Rights Agreement.....................................................................23
         J.       Share Purchase Rights Agreement.......................................................................24
         K.       Other Agreements Related to Implementation of the Plan................................................24
         L.       Release of Liens......................................................................................24
         M.       Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes...................24

ARTICLE V. - TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................................................24
         A.       Executory Contracts and Unexpired Leases to Be Assumed or Assumed and Assigned........................24
                  1.       Assumption and Assignment Generally..........................................................24
                  2.       Assumptions and Assignments of Real Property Executory Contracts and
                           Unexpired Leases.............................................................................25
                  3.       Assignments Related to the Restructuring Transactions........................................25
                  4.       Approval of Assumptions and Assignments......................................................25

         B.       Payments Related to the Assumption of Executory Contracts and Unexpired Leases........................25
         C.       Executory Contracts and Unexpired Leases to Be Rejected...............................................25
         D.       Bar Date for Rejection Damages........................................................................26
         E.       Special Executory Contract and Unexpired Lease Issues.................................................26
                  1.       Obligations to Indemnify Directors, Officers and Employees...................................26
                  2.       Reinstatement of Allowed Secondary Liability Claims Arising From or Related to Executory
                           Contracts or Unexpired Leases Assumed by the Debtors.........................................27
                  3.       Assumed Customer Guarantees..................................................................27
         F.       Contracts and Leases Entered Into After the Petition Date.............................................27

ARTICLE VI. - PROVISIONS GOVERNING DISTRIBUTIONS........................................................................27
         A.       Distributions for Claims Allowed as of the Effective Date.............................................27
                  1.       Distributions to Be Made on the Effective Date...............................................27
                  2.       Distributions on the Effective Date in Respect of Class 5 General Unsecured Claims...........27
         B.       Method of Distributions to Holders of Claims..........................................................28
         C.       Compensation and Reimbursement for Services Related to Distributions..................................28
         D.       Provisions Governing the Unsecured Claims Reserve.....................................................28
                  1.       Funding of the Unsecured Claims Reserve......................................................28
                  2.       Property Held in Unsecured Claims Reserve....................................................28
                           a.       Dividends and Distributions.........................................................28
                           b.       Recourse............................................................................28
         E.       Delivery of Distributions and Undeliverable or Unclaimed Distributions................................28
                  1.       Delivery of Distributions....................................................................28
                           a.       Generally...........................................................................28
                           b.       Special Provisions for Distributions to Holders of Old Senior Subordinated Note
                                    Claims..............................................................................29
                  2.       Undeliverable Distributions Held by Disbursing Agents........................................29
                           a.       Holding and Investment of Undeliverable Distributions; Undelivered New Common
                                    Stock...............................................................................29
                           b.       After Distributions Become Deliverable..............................................29
                           c.       Failure to Claim Undeliverable Distributions........................................30
         F.       Distribution Record Date..............................................................................30
         G.       Means of Cash Payments................................................................................30
         H.       Timing and Calculation of Amounts to Be Distributed...................................................30
                  1.       Allowed Claims in Classes Other Than Class 5.................................................30
                  2.       Allowed Claims in Class 5....................................................................30
                           a.       Initial Distributions...............................................................31
                           b.       Additional Distributions on Account of Previously Allowed Claims....................31
                  3.       Distributions of New Common Stock............................................................31
                  4.       De Minimis Distributions.....................................................................31
                  5.       Compliance with Tax Requirements.............................................................31
         I.       Setoffs...............................................................................................32
         J.       Surrender of Canceled Instruments or Securities.......................................................32
                  1.       Tender of Old Senior Subordinated Notes......................................................32
                  2.       Lost, Stolen, Mutilated or Destroyed Old Senior Subordinated Notes...........................32
                  3.       Failure to Surrender Old Senior Subordinated Notes...........................................32
                  4.       Old Prepetition Credit Facility Notes........................................................33
ARTICLE VII. - PROCEDURES FOR RESOLVING DISPUTED CLAIMS.................................................................33
         A.       Prosecution of Objections to Claims...................................................................33
                  1.       Objections to Claims.........................................................................33
                  2.       Authority to Prosecute Objections............................................................33
         B.       Treatment of Disputed Claims..........................................................................33
         C.       Distributions on Account of Disputed Claims Once Allowed..............................................33
         D.       Tax Requirements for Income Generated by Unsecured Claims Reserve.....................................34

ARTICLE VIII. - SUBSTANTIVE CONSOLIDATION OF THE DEBTORS................................................................34

ARTICLE IX. - CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........................................34
         A.       Conditions to Confirmation............................................................................34
         B.       Conditions to the PMI Merger..........................................................................35

         C.       Conditions to the Effective Date......................................................................36
         D.       Waiver of Conditions to the Confirmation, PMI Merger or Effective Date................................36
         E.       Effect of Nonoccurrence of Conditions to the Effective Date...........................................37

ARTICLE X. - CRAMDOWN...................................................................................................37

ARTICLE XI. - DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS...............................................37
         A.       Discharge of Claims and Termination of Interests......................................................37
         B.       Injunctions...........................................................................................37
         C.       Termination of Subordination Rights and Settlement of Related Claims and Controversies................38

ARTICLE XII. - RETENTION OF JURISDICTION................................................................................38

ARTICLE XIII. - MISCELLANEOUS PROVISIONS................................................................................40
         A.       Dissolution of the Creditors' Committee and Creation of the Claims Resolution Committee...............40
                  1.       Creditors' Committee.........................................................................40
                  2.       Claims Resolution Committee..................................................................40
                           a.       Function and Composition of the Claims Resolution Committee.........................40
                           b.       Committee Procedures................................................................40
                           c.       Employment of Professionals by the Claim Resolution Committee and
                                    Reimbursement of Committee Members' Expenses........................................40
                           d.       Dissolution of the Claims Resolution Committee......................................41
         B.       Limitation of Liability...............................................................................41
         C.       Modification of the Plan..............................................................................41
         D.       Revocation of the Plan................................................................................41
         E.       Severability of Plan Provisions.......................................................................41
         F.       Successors and Assigns................................................................................42
         G.       Service of Certain Plan Exhibits and Disclosure Statement Exhibits....................................42
         H.       Service of Documents..................................................................................42
                  1.       The Debtors and the Reorganized Debtors......................................................42
                  2.       The Creditors' Committee.....................................................................42
                  3.       The DIP Lenders..............................................................................43
                  4.       The Koch Entities............................................................................43
                  5.       The United States Trustee....................................................................43

                               TABLE OF EXHIBITS(1)

Exhibit I.A.6              Assumed Customer Guarantees(2)

Exhibit I.A.45             Exit Financing Facility(3)

Exhibit I.A.71             New Registration Rights Agreement(2)

Exhibit I.A.117            Supplemental Transition Agreement(3)

Exhibit III.C.2            Terms of the New Prepetition Credit Facility Notes(3)

Exhibit IV.B.3.a           PMI Merger Escrow Agreement(3)

Exhibit IV.B.3.b           Plan of Merger(3)

Exhibit IV.B.3.c           Koch Tax Sharing Agreement(3)

Exhibit IV.B.3.d(i)        Warrant Agreement(3)

Exhibit IV.B.3.d(ii)       Warrant Purchase Agreement(3)

Exhibit IV.C.1.a(i)        Certificate of Incorporation of Reorganized PM
                           Holdings(2)

Exhibit IV.C.1.a(ii)       By-Laws of Reorganized PM Holdings(2)

Exhibit IV.C.1.b(i)        Certificates of Incorporation of each Reorganized PMI
                           Subsidiary Debtor(2)

Exhibit IV.C.1.b(ii)       By-Laws of each Reorganized PMI Subsidiary Debtor(2)

Exhibit IV.C.2 Initial directors and officers of each of the Reorganized Debtors(2)

Exhibit IV.C.3(a)          Initial grants under the Equity Incentive Plan(2)

Exhibit IV.C.3(b) Employment and other agreements and plans that are in effect and/or will take effect as of the Effective Date(2)

Exhibit IV.E.2.b.i         List of additional released/releasing parties(3)

Exhibit IV.E.2.b.iv        Koch Indemnity Agreement(3)

Exhibit IV.K.1             New Tax Sharing Agreement(2)

Exhibit IV.J               Share Purchase Rights Agreement(2)

Exhibit V.A.1 Schedule of Executory Contracts and Unexpired Leases to Be Assumed and Assigned(2)

Exhibit V.C Nonexclusive Schedule of Executory Contracts and Unexpired Leases to Be Rejected(2)

--------

(1) Except as otherwise indicated, all Exhibits will be available for review during regular business hours at the Document Reviewing Centers.

(2) To be Filed and available for review at the Document Reviewing Centers no later than ten days before the Confirmation Hearing.

(3) To be Filed and available for review at the Document Reviewing Centers no later than ten days before the hearing on the Disclosure Statement.

                                  INTRODUCTION

                  Purina Mills, Inc. ("PMI") and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. ss. 1129. Reference is made to the Debtors' disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review. This Plan constitutes the agreement among Koch Industries, Koch Agriculture, the Creditors' Committee, the Consenting Noteholders (each as defined below) and the Debtors regarding the settlement of issues among the Koch Entities (as defined below), the Debtors and the Debtors' creditors.


                                   ARTICLE I.
                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.       DEFINED TERMS

                  As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Credit Agreement; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911-1930; (d) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code and section 2-702 of the Uniform Commercial Code; (e) all Intercompany Claims accorded priority pursuant to section 364(c)(1) of the Bankruptcy Code or the Cash Management Order; (f) Claims by Koch Agriculture or Koch Industries under the Transition Services Agreement and the Supplemental Transition Agreement; (g) the Koch Agriculture Transition Settlement Payment and the Koch Supplemental Transition Agreement Claims; and (h) all reasonable fees and expenses of the Indenture Trustee under the Prepetition Indenture.

         2. "ADMINISTRATIVE TRADE CLAIM" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

         3. "ALLOCABLE PORTION" means, if the Plan is approved by Class 4 pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, as to any Participating Bank Loan Claim Holder, a fractional participation in the Exit Financing Facility equal to (a) the amount of the Allowed Bank Loan Claim of such Participating Bank Loan Claim Holder, divided by (b) the sum of all Allowed Bank Loan Claims.

         4.         "ALLOWED CLAIM" means:

                    a. a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and
        (ii) is not otherwise a Disputed Claim;

                    b. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and
         (ii) that is not otherwise a Disputed Claim; or

                    c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court;
         (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

         5. "ALLOWED CLAIM" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

         6. "ASSUMED CUSTOMER GUARANTEES" means the guarantees or other agreements of a Debtor identified in Exhibit I.A.6.

         7. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan or any election for treatment of such Claim under the Plan, including, (a) in the case of a holder of Unsecured Claims, other than Old Senior Subordinated Note Claims, whether such holder elects to have its Unsecured Claims, other than any Old Senior Subordinated Note Claims, treated in Class 2 rather than Class 5 and (b) in the case of a holder of a Bank Loan Claim, if the Plan is approved by Class 4 pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, whether such holder elects to participate in the Exit Financing Facility as a Participating Bank Loan Claim Holder and, if so, whether such Participating Bank Loan Claim Holder further elects to participate equally with all other Participating Bank Loan Claim Holders making such further election in the Unallocated Portion of the Exit Financing Facility.

         8. "BANK LOAN CLAIM" means an Old Tranche A Note Claim, an Old Tranche B Note Claim or an Old Revolving Note Claim.

         9. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as now in effect or hereafter amended.

         10. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C. Section 157, the bankruptcy unit of such District Court.

         11. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         12. "BAR DATE" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

         13. "BAR DATE ORDER" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

         14. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         15. "CAP PLAN" means, collectively, PMI's (a) 1987 Capital Accumulation Plan for Key Employees, (b) 1988 Capital Accumulation Plan for Key Employees,
(c) 1989 Capital Accumulation Plan for Key Employees (Non-Executive), (d) 1989 Capital Accumulation Plan for Key Employees (Executive), (e) 1990 Capital Accumulation Plan for Key Employees (Non-Executive), (f) 1990 Capital Accumulation Plan for Key Employees (Executive), (g) Discretionary (1992) Capital Accumulation Plan for Key Employees, and (h) other plans within the scope of the definition of "CAP Plan" under the Agreement and Plan of Merger among Koch Agriculture, Arch Acquisition Corporation and PM Holdings dated as of January 9, 1998 in existence prior to the Effective Date, all of which together constitutes a frozen, nonqualified employee benefit program maintained prior to the Petition Date for the benefit of certain current and former employees who made contributions thereunder prior to 1993. For purposes of clarification, the CAP Plan does not include any of PMI's supplemental executive retirement or savings plans.

         16. "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of cash held pending distribution pursuant to the Plan (including any cash received by such Disbursing Agent on account of exercise of the Warrant under the Warrant Option Agreement and dividends and other distributions on account of New Common Stock), which investment will be in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

         17. "CASH MANAGEMENT ORDER" means the Order (A) Approving Cash Management Systems, Certain Intercompany Transaction with Nondebtor Affiliates, Use of Existing Bank Accounts and Business Forms and Proposed Investment and Deposit Guidelines and (B) According Superpriority Status to All Postpetition Intercompany Claims entered by the Bankruptcy Court on or about November 1, 1999.

         18. "CHASE BANK" means Chase Bank of Texas, National Association.

         19. "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

         20. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.4.c, the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

         21. "CLAIMS RESOLUTION COMMITTEE" means the committee to be established pursuant to Section XIII.A.2.

         22. "CLASS" means a class of Claims or Interests, as described in
Article II.

         23. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

         24. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

         25. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

         26. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         27. "CONSENTING HOLDERS" means the holders of Old PMI Senior Subordinated Notes that are parties to the Koch Industries Settlement Agreement.

         28. "CREDITORS' COMMITTEE" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

         29. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

         30. "DEBTORS" means, collectively, the above-captioned debtors and debtors in possession identified on the cover page to this Plan.

         31. "DERIVATIVE CLAIM" means a claim that is property of any of the Debtors' Estates pursuant to section 541 of the Bankruptcy Code.

         32. "DIP CREDIT AGREEMENT" means, collectively: (a) the Postpetition Loan and Security Agreement, dated as of October 28, 1999, as it may be subsequently amended and modified, among the Debtors (as borrowers or guarantors), those entities identified therein as "Lenders" and their respective successors and assigns and Chase Bank (as agent bank); (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

         33. "DIP LENDER" means, collectively: (a) those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns and (b) Chase Bank (as agent bank).

         34. "DISBURSING AGENT" means Reorganized PM Holdings, in its capacity as a disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

         35. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

         36.     "DISPUTED CLAIM" means:

                 a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law:
         (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

                 b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

         37. "DISPUTED INSURED CLAIM" and "DISPUTED UNINSURED CLAIM" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

         38. "DISTRIBUTION RECORD DATE" means the date that is 15 days following the PMI Merger Date.

         39. "DOCUMENT REVIEWING CENTERS" means, collectively: (a) the offices of Jones, Day, Reavis & Pogue located at North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, and (b) any other locations designated by the Debtors at which any party in interest may review all of the exhibits and schedules to the Plan and the Disclosure Statement.

         40. "EFFECTIVE DATE" means a day, as determined by the Debtors, the Creditors' Committee and Koch Industries, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section IX.C have been met or waived pursuant to Section IX.D.

         41. "EQUITY INCENTIVE PLAN" means the equity incentive plan adopted as of the Effective Date, on substantially the terms described in Exhibit IV.C.3(b), for the benefit of employees and directors of Reorganized PM Holdings.

         42. "ESTATE" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

         43. "EXCHANGE ACT" means the Securities Exchange Act of 1934, 15 U.S.C. Secitons 78a-78jj, as now in effect or hereafter amended.

         44. "EXECUTORY CONTRACT AND UNEXPIRED LEASE" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

         45. "EXIT FINANCING FACILITY" means a senior secured revolving credit facility in the anticipated amount of $50 million, including a $30 million letter of credit sub-facility, that, if the Plan is approved by Class 4 pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, will be entered into by the Debtors, the Exit Financing Facility Agent Bank and the Participating Bank Loan Claim Holders on the Effective Date on substantially the terms set forth on Exhibit I.A.45.

         46. "EXIT FINANCING FACILITY AGENT BANK" means the agent bank under the Exit Financing Facility.

         47.      "FACE AMOUNT" means:

                  a. when used with reference to a Disputed Insured Claim, either (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; (ii) if no proof of Claim is Filed by the Bar Date or otherwise deemed timely filed under applicable law, the full amount of the Claim listed on the Debtors' Schedules, provided that such amount is not listed as disputed, contingent or unliquidated; or (iii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of such Claim (including defense costs), if such amount is less than the amount specified in (i) or (ii) above or the proof of Claim specifies an unliquidated amount; and

                  b. when used with reference to a Disputed Uninsured Claim, either (i) the full stated amount claimed by the holder of such Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; or (ii) the amount of the Claim acknowledged by the applicable Debtor or Reorganized Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or proposed by the Debtors or the Reorganized Debtors and approved by the Creditors' Committee or Claims Resolution Committee, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law or if the proof of Claim specifies an unliquidated amount.

         48. "FEE CLAIM" means a Claim under sections 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

         49. "FEE ORDER" means the Administrative Order, Pursuant to Sections 105 and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court on or about November 1, 1999.

         50. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

         51. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

         52. "INDENTURE TRUSTEE" means Bank One Trust Company, N.A., f/k/a The First National Bank of Chicago, as indenture trustee under the Prepetition Indenture, or any successor thereto.

         53. "INSURED CLAIM" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, other than a workers' compensation insurance policy, applicable to the Debtors or their businesses.

         54. "INTERCOMPANY CLAIM" means any claim by a PMI Entity against a Debtor.

         55. "INTEREST" means the rights of the holder of the Old Common Stock of any Debtor and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

         56. "IRS" means the Internal Revenue Service of the United States of America.

         57. "KOCH AGRICULTURE" means Koch Agriculture Company, a Nebraska corporation, and the direct parent corporation of PM Holdings.

         58. "KOCH AGRICULTURE COMMODITY SALE CLAIM" means the Claim of Koch Agriculture for commodities sold to any of the Debtors on or prior to the Petition Date pursuant to the Master Procurement Agreement, which will be an Allowed Claim in Class 5 in the amount of $26,050,000, which equals $31,400,000 reduced by an amount equal to the Koch Agriculture Transition Settlement Payment.

         59. "KOCH AGRICULTURE TRANSITION SETTLEMENT PAYMENT" means a Claim of Koch Agriculture, which will be an Allowed Administrative Claim in the amount of $5,350,000.

         60. "KOCH ENTITIES" means, collectively and individually, Koch Industries, Koch Agriculture and any affiliates, subsidiaries and divisions of the foregoing, other than the PMI Entities.

         61. "KOCH INDEMNITY AGREEMENT" means the Indemnity Agreement between each of the Reorganized Debtors and the Koch Entities substantially in the form attached hereunder as Exhibit IV.E.2.b.iv.

         62. "KOCH INDUSTRIES" means Koch Industries, Inc., a Kansas corporation.

         63. "KOCH INDUSTRIES SETTLEMENT AGREEMENT" means the Agreement by and among Koch Industries, Koch Agriculture and the Consenting Holders, dated as of January [___], 2000, and all subsequent amendments and modifications thereto.

         64. "KOCH PURCHASE TRANSACTION" means, collectively and individually, the acquisition and merger transactions, including the issuance and sale of the Old Senior Subordinated Notes, any related financing transactions or other related contracts or transactions, by which Koch Agriculture acquired PM Holdings on or about March 12, 1998.

         65. "KOCH SUPPLEMENTAL TRANSITION AGREEMENT CLAIMS" means the Claims of Koch Industries and Koch Agriculture under the Supplemental Transition Agreement, which will be Allowed Administrative Claims in the aggregate amount of $1,570,000 (and any amounts due from Reorganized Purina under paragraphs 9 or 11 thereof).

         66. "KOCH TAX SHARING AGREEMENT" means the Koch Tax Sharing Agreement in substantially the form of Exhibit IV.B.3.c.

         67. "MASTER PROCUREMENT AGREEMENT" means the Master Procurement Agreement between Koch Agriculture and PMI, dated as of March 12, 1998, as amended.

         68. "NATIONAL SECURITIES EXCHANGE" means any exchange registered pursuant to Section 6(a) of the Exchange Act, including the National Association of Securities Dealers Automated Quotation System.

         69. "NEW COMMON STOCK" means the shares of common stock, par value $.01 per share, of Reorganized PM Holdings, authorized pursuant to the certificate of incorporation of Reorganized PM Holdings.

         70. "NEW PREPETITION CREDIT FACILITY NOTES" means, collectively, the New Term Notes, the New Tranche A Notes and the New Tranche B Notes.

         71. "NEW REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between Reorganized PM Holdings and the holders of New Common Stock named therein (which shall include Koch Industries and/or Koch Agriculture upon their request) with respect to the registration of shares of New Common Stock held by such parties, substantially in the form of Exhibit I.A.71.

         72. "NEW TERM NOTES" mean the notes of Reorganized PM Holdings issued on account of the Old Revolving Note Claims to holders of Allowed Bank Loan Claims on the terms set forth in Part A of Exhibit III.C.2 if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code or on the terms set forth in Part B of Exhibit III.C.2 if Class 4 does not approve the Plan.

         73. "NEW TRANCHE A NOTES" means the notes of Reorganized PM Holdings issued on account of the Old Tranche A Note Claims to holders of Allowed Bank Loan Claims on the terms set forth in Part A of Exhibit III.C.2 if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code or on the terms set forth in Part B of Exhibit III.C.2 if Class 4 does not approve the Plan.

         74. "NEW TRANCHE B NOTES" means the notes of Reorganized PM Holdings issued on account of the Old Tranche B Note Claims to holders of Allowed Bank Loan Claims on the terms set forth in Part A of Exhibit III.C.2 if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code or on the terms set forth in Part B of Exhibit III.C.2 if Class 4 does not approve the Plan.

         75. "NEW TAX SHARING AGREEMENT" means the tax sharing agreement among the Reorganized Debtors and certain of the other PMI Entities, substantially in the form of Exhibit IV.K.1.

         76. "OLD COMMON STOCK OF . . ." means, when used with reference to a particular Debtor or Debtors, the common stock, membership interests or partnership interests issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.

         77. "OLD PREPETITION CREDIT FACILITY NOTES" mean the notes under the Prepetition Credit Facility evidencing an Old Revolving Note Claim, an Old Tranche A Note Claim or an Old Tranche B Note Claim.

         78. "OLD REVOLVING NOTE CLAIM" means a Claim in respect of a Revolving Note under the Prepetition Credit Facility.

         79. "OLD SENIOR SUBORDINATED NOTE CLAIM" means a Claim under or evidenced by the Prepetition Indenture.

         80. "OLD SENIOR SUBORDINATED NOTES" means the senior subordinated notes issued by PMI pursuant to the Prepetition Indenture.

         81. "OLD TAX SHARING AGREEMENTS" mean (a) the Parent Tax Sharing Agreement between Koch Industries and PM Holdings Corporation, dated March 12, 1998; and (b) the Sub-Group Tax Sharing Agreement by and among PM Holdings and each other party listed therein as signatories, dated March 12, 1998, including, in each case, any amendments thereto.

         82. "OLD TRANCHE A NOTE CLAIM" means a Claim in respect of a Tranche A Note under the Prepetition Credit Facility.

         83. "OLD TRANCHE B NOTE CLAIM" means a Claim in respect of a Tranche B Note under the Prepetition Credit Facility.

         84. "ORDINARY COURSE PROFESSIONALS ORDER" means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Professionals in the Ordinary Course of the Debtors' Businesses entered by the Bankruptcy Court on or about November 1, 1999.

         85. "PARTICIPATING BANK LOAN CLAIM HOLDER" means, if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, a holder of a Bank Loan Claim who, pursuant to its election on the Ballot, has irrevocably agreed to participate, as of the Effective Date, in its respective Allocable Portion and, if applicable, the Unallocated Portion of the Exit Financing Facility.

         86. "PETITION DATE" means October 28, 1999.

         87. "PLAN" means this joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

         88. "PLAN OF MERGER" means the Plan of Merger by and among Koch Agriculture, PM Holdings and PMI substantially in the form of Exhibit IV.B.3.b.

         89. "PM HOLDINGS" means PM Holdings Corporation, a Delaware corporation, one of the Debtors and the parent corporation of PMI.

         90. "PMI MERGER" means the merger of PMI with and into PM Holdings as contemplated by Section IV.B.3.b.

         91. "PMI MERGER DATE" means a day, as determined by the Debtors, the Creditors' Committee and Koch Industries, that is a Business Day as soon as reasonably practicable after all conditions to the PMI Merger in Section IX.B have been met or waived pursuant to Section IX.D, notice of which will be given immediately to the Indenture Trustee.

         92. "PMI MERGER ESCROW AGREEMENT" means the Escrow Agreement substantially in the form of Exhibit IV.B.3.a.

         93. "PMI" means Purina Mills, Inc., a Delaware corporation, one of the Debtors and the parent corporation of each of the PMI Subsidiary Debtors.

         94. "PMI ENTITIES" means PM Holdings, PMI and all of PMI's direct or indirect debtor and nondebtor subsidiaries.

         95. "PMI SUBSIDIARY DEBTORS" means, individually or collectively, a Debtor or Debtors other than PMI or PM Holdings.

         96. "PREPETITION CREDIT FACILITY" means the Credit Agreement, dated as of March 12, 1998, among PMI, the lender parties named therein and Chase Bank (individually, as an issuing bank and as administrative agent), as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

         97. "PREPETITION INDENTURE" means the Indenture, dated as of March 12, 1998, between PMI and the Indenture Trustee, concerning the 9% Senior Subordinated Notes Due 2010, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

         98. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

         99. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

         100. "PROFESSIONAL" means any professional employed in the Reorganization Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         101.     "PRO RATA" means:

                  a. when used with reference to a distribution of New Common Stock to holders of Allowed Claims in Class 5 pursuant to Article III, proportionately so that with respect to a particular Allowed Claim in Class 5, the ratio of (i)(A) the amount of property distributed on account of such Claim to (B) the amount of such Claim, is the same as the ratio of (ii)(A) the amount of property distributed on account of all Allowed Claims in Class 5 to (B) the amount of all Allowed Claims in Class 5; provided, however, that any distribution of New Common Stock will include related Share Purchase Rights; and

                  bB. when used with reference to distributions of cash to holders of Allowed Claims in Class 5, including the Cash Investment Yield, the portion of cash allocable to a particular Allowed Claim on the basis of the amount of cash then being distributed on account of such Claim (including dividends and other distributions on New Common Stock being distributed on account of such Claim). Calculations of the Pro Rata shares of Cash Investment Yield to be distributed at any particular time will be based on the Cash Investment Yield generated as of the last day of the month prior to the month in which such distributions are to be made.

         102. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         103. "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASE" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

         104. "RECOVERY ACTIONS" means, collectively and individually: (a) preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action under sections 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy or nonbankruptcy law; (b) claims or causes of action arising out of illegal dividends or similar theories of liability; (c) claims or causes of action based on piercing the corporate veil, alter ego liability or similar legal or equitable theories of recovery arising out of the ownership or operation of the Debtors as of and following the Koch Purchase Transaction; (d) claims or causes of action based on unjust enrichment; (e) claims or causes of action for breach of fiduciary duty, mismanagement, malfeasance or, to the extent they are claims or causes of action of any of the Debtors, fraud; (f) claims or causes of action relating to the provision of retiree medical benefits and the provision of director and officer liability insurance or indemnification; (g) claims or causes of action arising out of any contracts or other agreements between or among any of the Debtors and any of the Koch Entities; and (h) any other claims or causes of action arising out of or related in any way to the Koch Purchase Transaction that are based on an injury that affects or affected any of the Debtors, or any of their shareholders or creditors generally.

         105. "REINSTATED" or "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

                  a. The legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

                  b. Notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                           i. any such default that occurred before or after the
                  commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

                           ii. the maturity of such Claim or Interest as such
                  maturity existed before such default will be reinstated;

                           iii. the holder of such Claim or Interest will be
                  compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                           iv. the legal, equitable or contractual rights to
                  which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

         106. "REORGANIZATION CASE" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

         107. "REORGANIZED . . ." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date.

         108. "RESERVED SHARES" means 9,910,000 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 5.

         109. "RESTRUCTURING TRANSACTIONS" means, collectively, the PMI Merger and those mergers, consolidations, restructurings, dispositions, liquidations or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors, but not in any way inconsistent with the PMI Merger.

         110. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

         111. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

         112. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

         113. "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

         114. "SHARE PURCHASE RIGHTS" means the rights to purchase preferred stock of Reorganized PM Holdings, which rights will be issued pursuant to the Share Purchase Rights Agreement.

         115. "SHARE PURCHASE RIGHTS AGREEMENT" means the rights agreement substantially in the form of Exhibit IV.J, pursuant to which the Share Purchase Rights will be issued.

         116. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

         117. "SUPPLEMENTAL TRANSITION AGREEMENT" means the agreement between PMI, Koch Industries and Koch Agriculture in the form of Exhibit I.A.117.

         118. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

         119. "THIRD PARTY DISBURSING AGENT" means an entity designated by Reorganized PM Holdings to act as a Disbursing Agent pursuant to Section VI.B.

         120. "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

         121. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business, including any Claim of an employee that is not a Priority Claim.

         122. "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement by and among PMI, Koch Industries and Koch Agriculture, dated as of October 27, 1999.

         123. "UNALLOCATED PORTION" means, if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the portion of the Exit Financing Facility after subtracting the Allocable Portions of all Participating Bank Loan Claim Holders.

         124. "UNINSURED CLAIM" means any Claim that is not an Insured Claim.

         125. "UNOFFICIAL NOTEHOLDERS COMMITTEE" means the informal committee of holders of Old Senior Subordinated Notes formed in August 1999.

         126. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Secured Claim or Intercompany Claim.

         127. "UNSECURED CLAIMS RESERVE" means the reserve of Reserved Shares and cash, if any, established pursuant to Section VI.D.1 for Claims in Class 5, which reserve will be maintained in trust for holders of Allowed Claims in Class 5 and will not constitute property of any of the Reorganized Debtors.

         128. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

         129. "WARRANT" means the warrant issued under the Warrant Purchase Agreement.

         130. "WARRANT AGREEMENT" means the Warrant Agreement in substantially the form of Exhibit IV.B.3.d(i).

         131. "WARRANT PURCHASE AGREEMENT" means the Warrant Purchase Agreement in substantially the form of Exhibit IV.B.3.d(ii).

         132. "WORKERS' COMPENSATION ORDER" means the Order Authorizing Debtors and Debtors in Possession to (A) Continue Their Participation in Workers' Compensation Insurance Programs Paid for or Maintained by Koch Industries, Inc. and (B) Reimburse Koch Industries, Inc. for Certain Prepetition Workers' Compensation Premiums entered by the Bankruptcy Court on or about November 1, 1999.

B.       RULES OF INTERPRETATION AND COMPUTATION OF TIME

         1.       RULES OF INTERPRETATION

                  For purposes of the Plan, unless otherwise provided herein:
(a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

         2.       COMPUTATION OF TIME

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.


                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

                  All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.       UNIMPAIRED CLASSES OF CLAIMS

         1. CLASS 1 (UNSECURED PRIORITY CLAIMS): Priority Claims against any Debtor that are entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code.

         2. CLASS 3 (NON-BANK SECURED CLAIMS): Secured Claims against any Debtor that are not classified in Class 4.

         3. CLASS 8 (PMI SUBSIDIARY DEBTORS OLD COMMON STOCK INTERESTS):
Interests on account of the Old Common Stock of the PMI Subsidiary Debtors.

B.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS

         1. CLASS 2 (CONVENIENCE CLAIMS): Unsecured Claims against any Debtor, other than Old Senior Subordinated Note Claims that otherwise would be classified in Class 5, but with respect to which all such Claims of a particular claim holder aggregate $2,500 or less or as to which such holder elects to reduce all of such Claims to $2,500 on the Ballot provided for voting on the Plan by the Voting Deadline.

         2. CLASS 4 (BANK LOAN CLAIMS): Bank Loan Claims against any Debtor.

         3. CLASS 5 (GENERAL UNSECURED CLAIMS): Unsecured Claims against any Debtor that are not otherwise classified in Classes 2 or 4, including Old Senior Subordinated Note Claims, Trade Claims, Tort Claims and the Koch Agriculture Commodity Sale Claim.

         4. CLASS 6 (INTERCOMPANY CLAIMS): Intercompany Claims that are not Administrative Claims.

         5. CLASS 7 (PMI OLD COMMON STOCK INTERESTS): Interests of PM Holdings on account of the Old Common Stock of PMI.

         6. CLASS 9 (PM HOLDINGS OLD COMMON STOCK INTERESTS): Interests of Koch Agriculture on account of the Old Common Stock of PM Holdings.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.       UNCLASSIFIED CLAIMS

         1.       PAYMENT OF ADMINISTRATIVE CLAIMS

                  a.       ADMINISTRATIVE CLAIMS IN GENERAL

                  Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, cash equal to the Allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

                  b.       STATUTORY FEES

                  On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

                  c.       ORDINARY COURSE LIABILITIES

                  Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years commencing after the Petition Date), Administrative Claims under the Transition Services Agreement and Supplemental Transition Agreement and Administrative Claims arising from those contracts and leases of the kind described in Section V.F) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claims, without any further action by the holders of such Administrative Claims.

                  d.       CLAIMS UNDER THE DIP CREDIT AGREEMENT

                  Unless otherwise agreed by the DIP Lenders pursuant to the DIP Credit Agreement, on or before the PMI Merger Date, Allowed Administrative Claims under or evidenced by the DIP Credit Agreement will be paid in cash equal to the amount of such Allowed Administrative Claims.

                  e.       ADMINISTRATIVE CLAIMS OF INDENTURE TRUSTEE

                  The Administrative Claims of the Indenture Trustee shall be paid pursuant to the terms of Section III.E.

                  f. KOCH AGRICULTURE TRANSITION SETTLEMENT PAYMENT, KOCH SUPPLEMENTAL TRANSITION AGREEMENT CLAIMS AND OBLIGATIONS UNDER THE TRANSITION SERVICES AGREEMENT

                  The Koch Agriculture Transition Settlement Payment, the Koch Supplemental Transition Agreement Claims and the claims of Koch Industries or Koch Agriculture under the Transition Services Agreement will be deemed Allowed Administrative Claims hereunder, and neither Koch Industries nor Koch Agriculture will be required to File or serve any request for payment of the Koch Agriculture Transition Settlement Payment, the Koch Supplemental Transition Agreement Claims or payment of amounts due and owing under the Transition Services Agreement. On the Effective Date, the Koch Agriculture Transition Settlement Payment and the Koch Supplemental Transition Agreement Claims (to the extent not previously paid) will be paid in cash to Koch Agriculture and Koch Industries, as applicable, and all amounts due and owing under the Transition Services Agreement (to the extent not previously paid) will be paid in cash to Koch Industries or Koch Agriculture, as applicable. All outstanding bonds under the bond program Services under paragraph A.4 of Exhibit 2.1(a)(iii) of the Transition Services Agreement will be replaced or cash collateralized by the Reorganized Debtors within 90 days after the Effective Date and any payments due to a Koch Entity on account of any such bonds drawn on or prior to the Effective Date will be deemed Allowed Administrative Claims to be paid on the Effective Date (to the extent not previously paid) without any further action by any party.

                  g.       BAR DATES FOR ADMINISTRATIVE CLAIMS

                           i.       GENERAL BAR DATE PROVISIONS

                  Except as otherwise provided in Sections III.A.1.f, III.A.1.g.ii and III.E, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable bar date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Claims.

                           ii.      BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                    A.      PROFESSIONAL COMPENSATION

                  Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (1) 90 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                                    B.      ORDINARY COURSE LIABILITIES

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit

Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.F, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.c.

                                    C.      CLAIMS UNDER THE DIP CREDIT
                                            AGREEMENT

                  Holders of Administrative Claims under or evidenced by the DIP Credit Agreement will not be required to File or serve any request for payment of such Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d.

         2.     PAYMENT OF PRIORITY TAX CLAIMS

                  a.     PRIORITY TAX CLAIMS

                  Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 7% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of such Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing such Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

                  b.       OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX
                           CLAIMS

                  Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty
(i) will be subject to treatment in Class 5 and (ii) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

B.       UNIMPAIRED CLASSES OF CLAIMS

         1. CLASS 1 (UNSECURED PRIORITY CLAIMS) ARE UNIMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive cash equal to the amount of such Claim.

         2. CLASS 3 (NON-BANK SECURED CLAIMS) ARE UNIMPAIRED. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 3 will receive treatment on account of such Allowed Claim in the manner set forth in Option A or B below, at the election of the applicable Debtor. The applicable Debtor or Reorganized Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A in a certification Filed prior to the conclusion of the Confirmation Hearing.

         Option A: Allowed Claims in Class 3 with respect to which the applicable Debtor or Reorganized Debtor elects Option A will be paid in cash, in full, by such Reorganized Debtor, unless the holder of such Claim agrees to less favorable treatment.

         Option B: Allowed Claims in Class 3 with respect to which the applicable Debtor or Reorganized Debtor elects or is deemed to have elected Option B will be Reinstated.

         3. CLASS 8 INTERESTS (PMI SUBSIDIARY DEBTORS OLD COMMON STOCK INTERESTS) ARE UNIMPAIRED. On the Effective Date, Allowed Interests in Class 8 will be Reinstated.

C.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS

         1. CLASS 2 CLAIMS (CONVENIENCE CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Claim or Claims in Class 2 will receive cash equal to the aggregate amount of such Claims (as reduced, if applicable, pursuant to an election by the holder thereof in accordance with Section II.B.1).

         2. CLASS 4 CLAIMS (BANK LOAN CLAIMS) ARE IMPAIRED. On the Effective Date, (a) each holder of an Allowed Bank Loan Claim constituting an Old Tranche A Note Claim or an Old Tranche B Note Claim under the Prepetition Credit Facility will receive a New Tranche A Note or a New Tranche B Note, respectively, in the amount of such Claim; and (b) each holder of an Allowed Bank Loan Claim constituting an Old Revolving Note Claim under the Prepetition Credit Facility will receive a New Term Note in the amount of such Claim. As set forth in Exhibit III.C.2, the terms of the New Tranche A Notes, the New Tranche B Notes and the New Term Notes will depend upon whether or not the Plan is approved by Class 4 pursuant to sections 1126(a) and 1129(a)(8) of the Bankruptcy Code.

         3. CLASS 5 CLAIMS (GENERAL UNSECURED CLAIMS) ARE IMPAIRED. On the Effective Date, each holder of an Allowed Claim in Class 5 will receive, in full satisfaction of such Allowed Claim, its Pro Rata share, based upon the principal amount of each holder's Allowed Claim, of the Reserved Shares and any accompanying Share Purchase Rights in accordance with the Share Purchase Rights Agreement and Section VI.H.3.

         4. CLASS 6 CLAIMS (INTERCOMPANY CLAIMS) ARE IMPAIRED. No property will be distributed to or retained by the PMI Entities on account of Claims in Class 6, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 6 Claims, each of the PMI Entities holding an Intercompany Claim in Class 6 will be deemed to have accepted the Plan.

         5. CLASS 7 INTERESTS (PMI OLD COMMON STOCK INTERESTS) ARE IMPAIRED. No property will be distributed to or retained by the holders of Allowed Interests in Class 7, and such Interests will be canceled pursuant to the PMI Merger on the PMI Merger Date.

         6. CLASS 9 INTERESTS (PM HOLDINGS OLD COMMON STOCK INTERESTS) ARE IMPAIRED. No property will be distributed to or retained by the holder of Allowed Interests in Class 9, and such Interests will be canceled on the Effective Date immediately after receipt by PM Holdings of the funds in the PMI Merger Escrow pursuant to Section IV.B.3.a and immediately prior to the issuance of the New Common Stock.

D. SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS

                  The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

         1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity will be Reinstated.

         2. Except as provided in Sections III.D.1 and consistent with Article VIII, holders of Allowed Secondary Liability Claims will be entitled to only one distribution in respect of such underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

E. SPECIAL PROVISIONS REGARDING INDENTURE TRUSTEE ADMINISTRATIVE CLAIMS AND ALLOWED CLAIMS

                  In full satisfaction of the Indenture Trustee's Administrative Claims, including Claims secured by the Indenture Trustee's charging lien under the Prepetition Indenture, the Indenture Trustee will receive from the Reorganized Debtors cash equal to the amount of such Claims, and any charging lien held by the Indenture Trustee will be released. Distributions received by holders of Allowed Claims in respect of Old Senior Subordinated Notes pursuant to the Plan will not be reduced on account of payment of the Indenture Trustee's Administrative Claims. Notwithstanding any other provisions of the Plan, upon:
(1) submission of appropriate documentation to the Reorganized Debtors regarding fees and expenses incurred by the Indenture Trustee in connection with the Reorganization Cases through the Effective Date and (2) the failure of the Reorganized Debtors to object on the grounds of reasonableness, as determined under the terms of the Prepetition Indenture, to the payment of such fees and expenses within ten days after receipt of such documentation, the Indenture Trustee will be deemed to hold an Allowed Claim or Allowed Administrative Claim for such fees and expenses, which the Reorganized Debtors will pay in cash within 30 days after the receipt of such documentation regarding the fees and expenses of the Indenture Trustee, without further Bankruptcy Court approval. If the Reorganized Debtors object to the reasonableness of such fees, the Bankruptcy Court will determine the Allowed amount of such fees, which will be paid within 30 days of such determination. Except for the submission of such documentation, the Indenture Trustee will not be required to File a proof of Claim or File or serve any request for payment of its Administrative Claim.

F. SPECIAL PROVISIONS REGARDING THE KOCH AGRICULTURE COMMODITY SALE CLAIM AND OTHER CLAIMS

                  As of the Effective Date, (1) the Koch Agriculture Commodity Sale Claim will be treated as an Allowed Claim in Class 5 in the amount of $26,050,000; (2) notwithstanding the provisions of Section VI.I, the Debtors, their Estates and the Reorganized Debtors will be deemed to have waived any defenses or rights of setoff in respect to the Koch Agriculture
Commodity Sale Claim; and (3) Koch Agriculture will be deemed to have waived its rights, if any, to treatment of all or any portion of the Koch Agriculture Commodity Sale Claim as a Claim for reclamation entitled to treatment, rights or remedies under section 546(c) of the Bankruptcy Code, including treatment as an Administrative Claim. Koch Agriculture will not be required to File any proof of Claim in respect of the Koch Agriculture Commodity Sale Claim. In addition, any Claims (other than Bank Loan Claims) in an aggregate amount not exceeding $10,000,000 that are acquired by the Koch Entities, through right of subrogation or otherwise, shall be allowed or disallowed, and such Koch Entity will be entitled to distributions on account thereof under this Plan, subject to only the defenses, if any, of a Debtor against the original holder thereof with respect thereto, as if such Claims had not been acquired by a Koch Entity but instead were held by the original holder thereof.

G.       ELECTIONS OF HOLDERS OF BANK LOAN CLAIMS

                  Any holder of a Bank Loan Claim that does not timely return a properly executed Ballot or fails to make an election on a timely returned, properly executed Ballot to be a Participating Bank Loan Claim Holder will not be treated as a Participating Bank Loan Claim Holder for any purpose under the Plan. If Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the election of a holder of a Bank Loan Claim on a timely returned, properly executed Ballot to be treated as a Participating Bank Loan Claim Holder will constitute the binding obligation of such holder to participate in the Exit Financing Facility in accordance with the terms of such election as set forth on the Ballot and the terms of the Exit Financing Facility, which obligation will be enforceable by the Reorganized Debtors, the Exit Financing Facility Agent Bank and each other Participating Bank Loan Claim Holder in accordance with such terms, and each such Participating Bank Loan Claim Holder will execute and deliver the documents required by the Exit Financing Facility on the Effective Date.


                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
         DEBTORS

                  Except as otherwise provided herein (and subject to the Restructuring Transaction provisions of Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

B. RESTRUCTURING TRANSACTIONS; IMPLEMENTATION OF KOCH INDUSTRIES SETTLEMENT AGREEMENT

         1.       RESTRUCTURING TRANSACTIONS GENERALLY

                  On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors, to the extent not inconsistent with the PMI Merger, may enter into such Restructuring Transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

         2. OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING TRANSACTION

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         3.       PMI MERGER

                  a.       PMI MERGER ESCROW

                  On the PMI Merger Date, Koch Agriculture will deposit $60,000,000 with the escrow agent under the PMI Merger Escrow Agreement. Such funds will be (i) contributed to the capital of PM Holdings on the Effective Date or (ii) returned to Koch Agriculture if the conditions to the Effective Date are not satisfied or duly waived in accordance with Article IX, in each case pursuant to the PMI Merger Escrow Agreement.

                  b.       PMI MERGER

                  On the PMI Merger Date, the PMI Merger will be consummated in accordance with the Plan of Merger. As part of the PMI Merger, on the PMI Merger Date, (i) PMI will be merged with and into PM Holdings, with PM Holdings being the corporation surviving such merger; (ii) PM Holdings will acquire all the assets and shall assume all of the liabilities of PMI; (iii) the Old PMI Common Stock will be canceled; and (iv) PM Holdings will change its name to "Purina Mills, Inc."

                  c.       KOCH TAX SHARING AGREEMENT

                  On the PMI Merger Date, Koch Industries and PM Holdings will enter into the Koch Tax Sharing Agreement.

                  d.       WARRANT PURCHASE AGREEMENT

                  On the PMI Merger Date, PM Holdings will grant to Koch Agriculture an option to purchase the Warrant pursuant to the terms of the Warrant Purchase Agreement. The terms and conditions of the Warrant will be governed by the Warrant Agreement.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

         1.       CERTIFICATES OF INCORPORATION AND BY-LAWS

                  a.       REORGANIZED PM HOLDINGS

                  As of the Effective Date, the certificate of incorporation and the by-laws of Reorganized PM Holdings will be substantially in the forms of Exhibits IV.C.1.a(i) and IV.C.1.a(ii), respectively. The certificate of incorporation and by-laws of Reorganized PM Holdings, among other things, will:
(i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) effective immediately after the cancellation of the Old Common Stock of PM Holdings as set forth in Sections III.C.6 and IV.H, authorize the issuance of New Common Stock and Share Purchase Rights in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized PM Holdings may amend and restate its certificates of incorporation or by-laws as permitted by the Delaware General Corporation Law, subject to the terms and conditions of such constituent documents.

                  b.       REORGANIZED PMI SUBSIDIARY DEBTORS

                  As of the Effective Date, the certificates of incorporation and the by-laws or similar constituent documents of each Reorganized PMI Subsidiary Debtor will be substantially in the forms of Exhibits IV.C.1.b(i) and IV.C.1.b(ii), respectively. The initial certificates of incorporation and by-laws or similar constituent documents of each Reorganized PMI Subsidiary Debtor, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date or the effective time of any applicable Restructuring Transaction, each such entity may amend and restate its certificates of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

         2.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTORS

                  The initial board of directors and officers of each of the Reorganized Debtors will consist of the individuals identified on Exhibit IV.C.2. Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law. Exhibit IV.C.2 identifies the initial term for each director in accordance with the provisions of the Reorganized Debtors' respective certificates of incorporation and by-laws.

         3. NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

                  As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c) make the initial grants under the Equity Incentive Plan as described on Exhibit IV.C.3(a). Exhibit IV.C.3(b) provides (a) a list of the employment agreements and plans that are in effect on the Effective Date and
(b) a description of the Equity Incentive Plan that will take effect as of the Effective Date. In addition, the Disclosure Statement provides a schedule and a summary and description of the Debtors' employment, retirement, severance, indemnification and other related agreements and incentive compensation programs that are to take or remain in effect on or as of the Effective Date.

         4.       CORPORATE ACTION

                  The Restructuring Transactions (including the PMI Merger); the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the entry into the Exit Financing Facility if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code; the distribution of cash pursuant to the Plan; the issuance and distribution of New Common Stock pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing (including the Plan of Merger, the Koch Tax Sharing Agreement, the Warrant Purchase Agreement, the Warrant Agreement, the Warrant, the New Registration Rights Agreement, the Share Purchase Rights Agreement and the PMI Merger Escrow Agreement); the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Equity Incentive Plan and the plans and agreements described on
Exhibit IV.C.3(b); the entry into the New Tax Sharing Agreement; and the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor will occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtors.

D. EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS AND TRANSFERS OF FUNDS AMONG THE DEBTORS

                  On the Effective Date, if Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations and/or the Exit Financing Facility. Cash payments to be made pursuant to the Plan will be made by Reorganized PM Holdings; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized PM Holdings to satisfy its obligations under the Plan. Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

E.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT AGREEMENTS AND RELEASES

         1. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND THE REORGANIZED DEBTORS

                  Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity, including the Recovery Actions against any person or entity to the extent not released under
Section IV.E.2.b.i. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor (other than any of Koch Entities, except as provided in Section III.F with respect to acquired Claims) related to debit balances or deposits owed to any Debtor. Notwithstanding the foregoing, on the Effective Date, the Reorganized Debtors will be deemed to waive and release any claims, rights or causes of action arising under section 547 of the Bankruptcy Code relating to preferential transfers held by any Reorganized Debtor against any entity.

         2.       RELEASES; INDEMNIFICATION

                  A.       GENERAL RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                  As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Common Stock, New Prepetition Credit Facility Notes and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan (i) each holder of a Claim or Interest that votes in favor of the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that does not vote on the Plan or votes against the Plan will be deemed to forever release, waive and discharge all claims (including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Reorganization Cases or the Plan that such entity has, had or may have against any Debtor or other PMI Entity, the members of the Unofficial Noteholders Committee, the members of the Creditors' Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

                  b. KOCH INDUSTRIES SETTLEMENT AGREEMENT RELEASES; INDEMNIFICATION

                           i.       RELEASES BY THE DEBTORS AND DEBTORS IN
                                    POSSESSION

                  As of the Effective Date, for good and valuable consideration, including the consideration provided by the Koch Entities to the Reorganized Debtors pursuant to the terms and conditions of the Plan, each of the Debtors in their individual capacities and as a debtor in possession and, pursuant to a written agreement which the Debtors shall cause to be executed and delivered on the Effective Date, each other PMI Entity listed on Exhibit IV.E.2.b.i will be deemed to forever release, waive and discharge (A) each of the Koch Entities and their respective stockholders; (B) the respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers and agents of any of the Koch Entities, acting in such capacity, and, to the extent not otherwise included in this clause (B), the entities listed on
Exhibit IV.E.2.b.i; (C) any officer or director of any of the Debtors from and after March 12, 1998; and (D) any employee, attorney, accountant, financial advisor, investment banker or agent of any of the Debtors involved in the Koch Purchase Transaction, any officer or director of any of the Debtors prior to March 12, 1998 that is not released in clause (B) or (C) of this Section IV.E.2.b.i and any other person or entity involved in the Koch Purchase Transaction, in each case under this clause (D) solely to the extent that any such person or entity, if not so released, would hold a claim for indemnification, contribution or reimbursement against any entity or person released in clauses (A), (B) or (C) of this Section IV.E.2.b.i, for and from any and all claims (including Derivative Claims), obligations, suits, judgments, damages, demands, debts, rights, rights of setoff (except as otherwise expressly provided in Section VI.I), causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date, including the Recovery Actions (excluding the right to enforce the terms of the Transition Services Agreement, the Supplemental Transition Agreement and the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder).

                           ii.      RELEASES BY HOLDERS OF CLAIMS AND INTERESTS

                  As of the Effective Date, for good and valuable consideration, including the consideration provided by the Koch Entities to the Reorganized Debtors pursuant to the terms and conditions of the Plan, (A) each holder of a Claim or Interest that votes in favor of the Plan and (B) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors that does not vote on the Plan or votes against the Plan will be deemed to forever release, waive and discharge (1) each of the Koch Entities and their respective stockholders and (2) the respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers and agents of any of the Koch Entities, acting in such capacity, for and from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter existing, in law, equity or otherwise, that are not Derivative Claims and that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Koch Purchase Transaction, the Old Senior Subordinated Notes, the Prepetition Indenture, any Claim or Interest that is treated in the Plan or the Reorganization Cases.

                           iii.     RELEASES BY THE KOCH ENTITIES

                  As of the Effective Date, for good and valuable consideration, each of the Koch Entities will be deemed to forever release, waive and discharge
(A) each of the Debtors and, subject to their execution of a written agreement contemplated by Section IV.E.2.b.i, the other PMI Entities listed on Exhibit IV.E.2.b.i; (B) any stockholder or present officer, director or employee of any of the Debtors or any of the other PMI Entities released under clause (A) of this Section IV.E.2.b.iii; (C) the members of the Unofficial Noteholders Committee and the members of the Creditors' Committee that vote in favor of the Plan; (D) any creditor of the Debtors that has voted in favor of the Plan or that is determined by a Final Order to have granted a binding and enforceable release in favor of the Koch Entities; and (E) their respective attorneys, accountants, financial advisors and agents, acting in such capacity, for and from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, rights of setoff, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter existing, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Koch Purchase Transaction, the Old Senior Subordinated Notes, the Prepetition Indenture, any Claim or Interest that is treated in the Plan or the Reorganization Cases (excluding the right to receive a full distribution on account of the Koch Agriculture Commodity

Sale Claim as a Class 5 Claim, the Administrative Claims held by any Koch Entity Allowed under this Plan or any Exhibit to the Plan and any Claim acquired by a Koch Entity from a third party that becomes an Allowed Claim and to enforce the terms of the Transition Services Agreement, the Supplemental Transition Agreement and the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder). Pursuant to the Koch Indemnity Agreement, the Koch Entities will agree not to initiate litigation against any former officer, director or employee of any PMI Entity.

                           iv.      INDEMNITY BY THE REORGANIZED DEBTORS

                  As of the Effective Date, in accordance with the Koch Indemnity Agreement, each of the Reorganized Debtors, jointly and severally, will fully indemnify each of the Koch Entities and their respective stockholders and present or former officers, directors, employees, accountants, attorneys, investment bankers, financial advisors and agents, from any and all liabilities, costs or expenses (including reasonable attorneys' fees paid as invoiced by such indemnified party to the Reorganized Debtors within five Business Days after receipt by a Reorganized Debtor of such invoice) related to any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities asserted by any third party against any of the Koch Entities or their respective stockholders or present or former officers, directors, employees, accountants, attorneys, investment bankers, financial advisors or agents, arising out of (A) the initiation by any of the Debtors, the Reorganized Debtors or any other PMI Entity of litigation against such third party in any way relating to a Koch Entity's ownership or operation of the Debtors, the Koch Purchase Transaction, the Old Senior Subordinated Notes, the Prepetition Indenture or any Claim or Interest; (B) any Services (as defined under the Transition Services Agreement), any Additional Transition Items (as defined in the Supplemental Transition Agreement) or any other services or benefits provided by any Koch Entity to or for the benefit of any PMI Entity after the Petition Date; and (C) with respect to a drawing of bonds under the bond program Services within the meaning of paragraph A.4 of Exhibit 2.1(a)(iii) of the Transition Services Agreement, whether such bond program Services were provided before or after the Petition Date. Except as provided in clause (C) of this
Section IV.E.2.b.iv and Section IV.F.4, and in respect of the Koch Agriculture Commodity Sale Claim and the Koch Agriculture Transition Settlement Payment, no Koch Entity will have any Claim against any PMI Entity (and, as of the Effective Date, any such Claim will be deemed to have been released) relating to any services or benefits provided by any Koch Entity to or for the benefit of any PMI Entity prior to the Petition Date, whether arising from a liability asserted by any third party against any of the Koch Entities or otherwise. Notwithstanding the foregoing, the Koch Entities will not be indemnified for (X) any portion of the compensation of the directors of PMI paid by any Koch Entity prior to the Effective Date or (Y) any claims in respect of any guarantee by any Koch Entity of any employment contract of a PMI employee.

                           v.       SCOPE OF THIRD PARTY RELEASE DETERMINATION

                  At any time prior to 30 days before the Confirmation Hearing, Koch Industries may request that the Debtors and the Creditors' Committee join with Koch Industries in Filing appropriate pleadings requesting a determination of the Bankruptcy Court that under applicable law the releases contained in
Section IV.E.2.b.ii are valid and binding on each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors and that either does not vote on the Plan or votes against the Plan. If Koch Industries makes such request, the Debtors and the Creditors' Committee, in cooperation with Koch Industries, will use their best efforts in good faith to obtain such a ruling from the Bankruptcy Court in connection with Confirmation.

                  c.       INJUNCTION RELATED TO RELEASES

                  As further provided in Section XI.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan.

F.       CONTINUATION OF CERTAIN EMPLOYEE, RETIREE AND WORKERS' COMPENSATION
         BENEFITS

         1.       EMPLOYEE BENEFITS

                  From and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit IV.C.3(b), including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; (e) tuition assistance policies; and (f) qualified deferred compensation plans.

         2.       CAP PLAN; RELATED INDEMNITY

                  The Claims of participants under the CAP Plan will be Reinstated as of the Effective Date. Pursuant to the Koch Indemnity Agreement, as of the Effective Date, each of the Reorganized Debtors, jointly and severally, will indemnify each of the Koch Entities from any and all liabilities asserted by any participant under the CAP Plan arising solely from the failure by the Reorganized Debtors to pay the Reinstated Claims of such participant in accordance with the terms of the CAP Plan.

         3.       RETIREE MEDICAL BENEFITS

                  Except to the extent such obligations are satisfied by Koch Industries as set forth in the Supplemental Transition Agreement, from and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health and medical benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

         4.       WORKERS' COMPENSATION BENEFITS

                  From and after the Effective Date, the Reorganized Debtors will continue to reimburse the Koch Entities for the payment of Claims arising before or after the Petition Date under the Koch Entities' workers' compensation programs in which the Debtors participate in accordance with the Workers' Compensation Order.

G.       LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
         CLAIMS

                  Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section IV.G will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

H.       CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
         DOCUMENTATION

                  Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Prepetition Credit Facility, the Old Prepetition Credit Facility Notes, the Prepetition Indenture and the Old Senior Subordinated Notes will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The Old Common Stock of PM Holdings shall be deemed canceled and of no further force and effect on the Effective Date immediately after receipt by PM Holdings of the amount payable to it under Section IV.B.3.a. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.J.

I.       NEW REGISTRATION RIGHTS AGREEMENT

                  On the Effective Date, Reorganized PM Holdings and the holders of New Common Stock that are parties thereto will execute and deliver the New Registration Rights Agreement.

J.       SHARE PURCHASE RIGHTS AGREEMENT

                  On the Effective Date, Reorganized PM Holdings will execute and deliver the Share Purchase Rights Agreement.

K.       OTHER AGREEMENTS RELATED TO IMPLEMENTATION OF THE PLAN

         1. As of the Effective Date, the Reorganized Debtors and certain of the other PMI Entities will enter into the New Tax Sharing Agreement substantially in the form of Exhibit IV.K.1, which will, among other things, allocate among the parties thereto responsibility for any Tax obligations and rights to any Tax benefits arising from and after the Effective Date.

         2. As of the Effective Date, (a) the Equity Incentive Plan, which is included as part of Exhibit IV.C.3(b), will become effective pursuant to its terms and (b) the Equity Incentive Plan and the initial grants thereunder identified on Exhibit IV.C.3(a) will be deemed authorized and approved in all respects and for all purposes without any requirements of further action by the stockholders or directors of PM Holdings or Reorganized PM Holdings.

L.       RELEASE OF LIENS

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.

M. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                  The Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax or similar tax: (1) the issuance, transfer or exchange of New Common Stock; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the Exit Financing Facility; (5) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.


                                   ARTICLE V.

                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED OR ASSUMED AND
         ASSIGNED

         1.       ASSUMPTION AND ASSIGNMENT GENERALLY

                  Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the other Executory Contracts and Unexpired Leases listed on
Exhibit V.A.1; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.A.1 to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors will provide notice of any amendments to Exhibit V.A.1 to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Each contract and lease listed on Exhibit V.A.1 will be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.1 will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including any related agreements as described in Sections I.A.103 or V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

         2. ASSUMPTIONS AND ASSIGNMENTS OF REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Each Real Property Executory Contract and Unexpired Lease listed on Exhibit V.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C and is listed on Exhibit V.C.

         3.       ASSIGNMENTS RELATED TO THE RESTRUCTURING TRANSACTIONS

                  As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.103 and V.A.2) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

         4.       APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS

                  The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this
Section V.A and Section V.E, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B.       PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
         LEASES

                  To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming such contract or lease or the assignee of such Debtor, if any: (1) by payment of the Cure Amount Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption or assumption and assignment of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming such contract may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash.

C.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

                  On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A (including any related agreements assumed pursuant to Sections I.A.103 and V.A.2), each Executory Contract and Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts and Unexpired Leases to be rejected will include the Executory Contracts and Unexpired Leases listed on Exhibit V.C. Each contract and lease listed on Exhibit V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C will not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease (including related agreements as described in Section I.A.103) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract and Unexpired Lease not listed on
Exhibit V.A.1 and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether such contract is listed on Exhibit V.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

D.       BAR DATE FOR REJECTION DAMAGES

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.1) by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

E.       SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE ISSUES

         1.       OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

                  A. Subject to the provisions of Section V.E.1.c, the obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors, officers or employees as of or following the Petition Date by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                  B. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of the Petition Date, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of Section V.D.

                  c. The obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors, officers or employees as of or following the Petition Date for actions by such person solely in their capacity as a director, officer or employee of any of the Koch Entities will be treated in accordance with Section V.E.1.b. In all other respects, the Debtors' indemnity obligations to such a person will be as specified in Section V.E.1.a.

         2. REINSTATEMENT OF ALLOWED SECONDARY LIABILITY CLAIMS ARISING FROM OR RELATED TO EXECUTORY CONTRACTS OR UNEXPIRED LEASES ASSUMED BY THE DEBTORS

                  On the Effective Date, in accordance with Section III.D.1, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to: (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed pursuant to section 365 of the Bankruptcy Code by another Debtor; (b) any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor; or (c) a Reinstated Claim will be Reinstated. Accordingly, such Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

         3.       ASSUMED CUSTOMER GUARANTEES

                  The obligations of each Debtor or Reorganized Debtor under any Assumed Customer Guarantee listed on Exhibit I.A.6 will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such obligations will survive and be unaffected by entry of the Confirmation Order.

F.       CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

                  Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

         1.       DISTRIBUTIONS TO BE MADE ON THE EFFECTIVE DATE

                  Except as otherwise provided in this Article VI, distributions of cash, New Common Stock and New Prepetition Credit Facility Notes to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 45 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.E.2 (regarding undeliverable distributions) or Section VI.J (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.H and VII.C.

         2. DISTRIBUTIONS ON THE EFFECTIVE DATE IN RESPECT OF CLASS 5 GENERAL UNSECURED CLAIMS

                  From and after the Effective Date, New Common Stock to be distributed on account of Class 5 Claims (and any cash generated from dividends or distributions thereon) (a) will be maintained by and in the name of the applicable Disbursing Agent in the Unsecured Claims Reserve in accordance with
Article VII and held in trust pending distribution by the Disbursing Agent for the benefit of the holders of such Claims, (b) will be accounted for separately and (c) will not constitute property of any of the Reorganized Debtors. The Disbursing Agent will invest any cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Distributions of cash on account of each Allowed Class 5 Claim will include a Pro Rata share of the Cash Investment Yield from such investment of cash. New Common Stock to be issued and distributed on account of Class 5 Claims will be deemed issued as of the Effective Date, irrespective of the date on which it actually is distributed.

B.       METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

                  Reorganized PM Holdings, or such Third Party Disbursing Agents as Reorganized PM Holdings may employ in its sole discretion, will make all distributions of cash, New Common Stock, New Prepetition Credit Facility Notes and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Reorganized PM Holdings may, at its option, employ the Indenture Trustee to act as the Third Party Disbursing Agent in respect of Class 5 Claims.

C.       COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

                  Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized PM Holdings, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized PM Holdings and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

D.       PROVISIONS GOVERNING THE UNSECURED CLAIMS RESERVE

         1.       FUNDING OF THE UNSECURED CLAIMS RESERVE

                  On the Effective Date, the Reserved Shares will be placed in the Unsecured Claims Reserve for the benefit of holders of Allowed Claims in Class 5.

         2.       PROPERTY HELD IN UNSECURED CLAIMS RESERVE

                  a.       DIVIDENDS AND DISTRIBUTIONS

                  Cash dividends and other distributions on account of New Common Stock held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such dividends and other distributions to other holders of New Common Stock. Cash held in the Unsecured Claims Reserve as a result of such dividends and other distributions
(i) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Class 5 Claims, (ii) will be accounted for separately and (iii) will not constitute property of the Reorganized Debtors. The Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash.

                  b.       RECOURSE

                  Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 5 will have recourse only to the undistributed cash and New Common Stock held in the Unsecured Claims Reserve for satisfaction of the distributions to which holders of Allowed Class 5 Claims are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.

E.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

         1.       DELIVERY OF DISTRIBUTIONS

                  A.       GENERALLY

                  Except as provided in Section VI.E.1.b, distributions to holders of Allowed Claims will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address.

                  B. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF OLD SENIOR SUBORDINATED NOTE CLAIMS

                  Subject to the requirements of Section VI.J, distributions to holders of Allowed Old Senior Subordinated Note Claims will be made by a Disbursing Agent to the record holders of the Old Senior Subordinated Notes as of the Distribution Record Date as identified on a record holder register to be provided to the Disbursing Agent by the Indenture Trustee within five Business Days after the Distribution Record Date. This record holder register will provide the name, address and holdings of each respective registered holder of Old Senior Subordinated Notes as of the Distribution Record Date.

         2.       UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

                  A. HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS; UNDELIVERED NEW COMMON STOCK

                           i.       If any distribution to a holder of an
Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the applicable Disbursing Agent is notified by written certification of such holder's then-current address. Subject to Section IV.E.2.c, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.E.2.a.i until such time as a distribution becomes deliverable. Undeliverable cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds. Any Disbursing Agent holding undeliverable cash will invest such cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                           ii.      Pending the distribution of any New Common
Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent (i.e., all New Common Stock in the

Unsecured Claims Reserve, whether relating to undeliverable distributions or simply undelivered distributions) to be (A) represented in person or by proxy at each meeting of the stockholders of Reorganized PM Holdings, (B) voted in any election of directors of Reorganized PM Holdings for the nominees recommended by the board of directors of Reorganized PM Holdings and (C) voted with respect to any other matter as recommended by the board of directors of Reorganized PM Holdings.

                  b.       AFTER DISTRIBUTIONS BECOME DELIVERABLE

                  On each Quarterly Distribution Date, the applicable Disbursing Agents will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each such distribution will include, to the extent applicable: (i) a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Common Stock included in such distribution and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable.

                 c.        FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

                 Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
(ii) the last date on which a distribution was deliverable will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases with respect to Allowed Claims in Class 5, (i) unclaimed cash and New Common Stock will be retained in the Unsecured Claims Reserve for Pro Rata redistribution to holders of Allowed Claims in such Class, pursuant to
Section VI.H.2.b and (ii) for purposes of this redistribution, each Allowed Claim in Class 5 for which such distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, unclaimed cash will become property of Reorganized PM Holdings, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized PM Holdings. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

F.       DISTRIBUTION RECORD DATE

         1. A Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Bank Loan Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Bank Loan Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

         2. As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Senior Subordinated Notes, as maintained by the Debtors or the Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Subordinated Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Old Senior Subordinated Note Claims who are holders of such Claims as of the close of business on the Distribution Record Date.

         3. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 5 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer has not expired by the Distribution Record Date.

G.       MEANS OF CASH PAYMENTS

                 Except as otherwise specified herein, cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H.       TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

         1.      ALLOWED CLAIMS IN CLASSES OTHER THAN CLASS 5

                 Subject to Section VI.A, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 5 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

         2.      ALLOWED CLAIMS IN CLASS 5

                 A.        INITIAL DISTRIBUTIONS

                 The amount of distributions to be made on the Effective Date (subject to Section VI.A) to holders of Allowed Claims in Class 5 on account of such Claims will be made from the Unsecured Claims Reserve and will be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in Class 5 that were allowed during the preceding calendar quarter. Such quarterly distributions also will be calculated pursuant to the provisions set forth in this Section VI.H.2.a.

                 B. ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

                 On the fourth Quarterly Distribution Date and annually thereafter, each holder of a Claim previously allowed in Class 5 will receive an additional distribution from the Unsecured Claims Reserve on account of such Claim in an amount equal to: (i) the amount of New Common Stock that such holder would have been entitled to receive pursuant to Section VI.H.2.a as if such Claim had become an Allowed Claim on the applicable Quarterly Distribution Date, minus (ii) the aggregate amount of New Common Stock previously distributed on account of such Claim. Each such additional distribution also will include, on the basis of the amount then being distributed: (i) a Pro Rata share of any dividends or other distributions made on account of the New Common Stock held in the Unsecured Claims Reserve and (ii) a Pro Rata share of the related Cash Investment Yield from the investment of any cash dividends and other distributions in the Unsecured Claims Reserve, from the date such cash was deposited into the Unsecured Claims Reserve to the date that such distribution is made.

         3.      DISTRIBUTIONS OF NEW COMMON STOCK

                 Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim in Class 5 would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher or lower whole number as follows: (a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.H.3. No consideration will be provided in lieu of fractional shares that are rounded down. Each share of New Common Stock distributed pursuant to the Plan will be accompanied by one Share Purchase Right.

         4.      DE MINIMIS DISTRIBUTIONS

                 No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to this Section VI.H.4 with respect to Claims in a Class other than Class 5 will be the property of Reorganized PM Holdings, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized PM Holdings. Any cash not distributed pursuant to this Section VI.H.4 with respect to Allowed Claims in Class 5, including dividends or other distributions made on account of New Common Stock held in the Unsecured Claims Reserve, will be retained in the Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in Class 5, pursuant to Section VI.H.2.b. For purposes of this redistribution, each Allowed Claim in Class 5 for which distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

         5.      COMPLIANCE WITH TAX REQUIREMENTS

                 a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                 b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Common Stock or New Prepetition Credit Facility Notes pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other Tax obligations.

I.       SETOFFS

                 Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan or as otherwise provided in Section III.F, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of such Allowed Claim; provided that the Debtors will not have any rights of setoff against any Claim held by a Koch Entity Allowed under or created by this Plan or any Exhibit to the Plan or against any Claim held by a Koch Entity acquired from a third party, other than any rights of setoff such Debtor has against the original holder of such Claim; provided, further, that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such a Claim holder.

J.       SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

                 As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.H, the holder of such Claim must tender, as specified in this Section VI.J, the applicable notes, instruments, securities or other documentation evidencing such Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.E.2.

         1.      TENDER OF OLD SENIOR SUBORDINATED NOTES

                 Except as provided in Section VI.J.2 for lost, stolen, mutilated or destroyed Old Senior Subordinated Notes, each holder of an Allowed Old Senior Subordinated Note Claim must tender the applicable Old Senior Subordinated Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Senior Subordinated Notes to act and the authenticity of any signatures required thereon. All surrendered Old Senior Subordinated Notes will be marked as canceled and delivered to the appropriate Reorganized Debtor.

         2.      LOST, STOLEN, MUTILATED OR DESTROYED OLD SENIOR SUBORDINATED
                 NOTES

                 Any holder of an Allowed Old Senior Subordinated Note Claim with respect to which the underlying Old Senior Subordinated Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Old Senior Subordinated Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Old Senior Subordinated Note. Upon compliance with this Section VI.J.2 by a holder of an Allowed Old Senior Subordinated Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable Old Senior Subordinated Note.

         3.      FAILURE TO SURRENDER OLD SENIOR SUBORDINATED NOTES

                 Any holder of an Allowed Old Senior Subordinated Note Claim that fails to surrender or be deemed to have surrendered the applicable Old Senior Subordinated Notes within two years after the Effective Date will have its right to distribution pursuant to the Plan on account of such Old Senior Subordinated Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any cash or New Common Stock held for distribution on account of such Old Senior Subordinated Note Claim will be treated pursuant to the provisions set forth in Section VI.E.2.c.

         4.      OLD PREPETITION CREDIT FACILITY NOTES

                 Holders of Allowed Bank Loan Claims will be required to tender any Old Prepetition Credit Facility Notes or, if not evidenced by a note, any other instrument evidencing their respective Allowed Claims to the applicable Disbursing Agent as and when such entities receive New Prepetition Credit Facility Notes. If any such entity's notes or other instruments evidencing its Allowed Claims are lost, stolen, mutilated or destroyed, such entity will be required, in lieu of surrendering such note or other instrument, to deliver to the applicable Disbursing Agent evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction.


                                  ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.       PROSECUTION OF OBJECTIONS TO CLAIMS

         1.      OBJECTIONS TO CLAIMS

                 All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and (a) if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable service list in the Reorganization Cases; and (b) if Filed after the Effective Date, such objections will be served on the Claims Resolution Committee. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.4.

         2.      AUTHORITY TO PROSECUTE OBJECTIONS

                 After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided, however, that (a) the Reorganized Debtors will promptly serve on the Claims Resolution Committee and File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim with a Face Amount in excess of $500,000 and (b) the Claims Resolution Committee will be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise will be deemed final without further action of the Bankruptcy Court.

B.       TREATMENT OF DISPUTED CLAIMS

                 Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims in Class 5, if allowed, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in Class 5. Reorganized PM Holdings will fund the Unsecured Claims Reserve with New Common Stock, as described in Section VI.D.1.

C.       DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

                 On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in
Section VI.H.2.

D.       TAX REQUIREMENTS FOR INCOME GENERATED BY UNSECURED CLAIMS RESERVE

                 The recovery of holders of Allowed Claims in Class 5 consists of the treatment set forth herein and post- Effective Date interest on the cash portion of such Claims, if any, at a rate determined by the Cash Investment Yield. Therefore, the Reorganized Debtors and the holders of all Allowed Claims in Class 5 will treat cash distributions of the Cash Investment Yield as interest for all income tax purposes, and the applicable Reorganized Debtor will cause such information returns to be issued to such holders consistent with this treatment as may be required by any governmental unit. The applicable Reorganized Debtor will include in its Tax returns all items of income, deduction and credit of the Unsecured Claims Reserve; provided, however, that no distribution will be made to the applicable Reorganized Debtor out of the Unsecured Claims Reserves as a result of this inclusion. The applicable Disbursing Agent will pay, or cause to be paid, out of the funds held in the Unsecured Claims Reserve, any Tax imposed on the Unsecured Claims Reserve (as opposed to the applicable Reorganized Debtor or the holders of Allowed Claims in a Class 5) by any governmental unit with respect to income generated by the funds and New Common Stock held in the Unsecured Claims Reserve. The applicable Disbursing Agent also will file or cause to be filed any Tax or information return related to the applicable Unsecured Claims Reserve that is required by any governmental unit.


                                  ARTICLE VIII.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                 Pursuant to the Confirmation Order, the Bankruptcy Court shall approve the substantive consolidation of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan. Pursuant to such order: (A) all assets and liabilities of PM Holdings, PMI and the PMI Subsidiary Debtors will be deemed merged; (B) all guarantees by one Debtor of the obligations of any other Debtor will be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; and (C) each and every Claim Filed or to be Filed in the Reorganization Case of any of the Debtors will be deemed Filed against the consolidated Debtors, and will be deemed one Claim against and a single obligation of the consolidated Debtors. Such substantive consolidation (other than for the purpose of implementing the Plan) will not affect (A) the legal and corporate structures of the Reorganized Debtors, subject to the PMI Merger and the right of the Debtors or Reorganized Debtors to affect restructurings as provided in Section IV.B of the Plan; (B) the Old Common Stock of the PMI Subsidiary Debtors; and (C) pre- and post-Effective Date guarantees that are required to be maintained (1) in connection with contracts or leases that were entered into during the Reorganization Cases or Executory Contracts and Unexpired Leases that have been or will be assumed or (2) pursuant to the Plan.


                                   ARTICLE IX.

                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.       CONDITIONS TO CONFIRMATION

                 The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.D:

         1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors, the Creditors' Committee and Koch Industries and will include the following:

                 a. an approval of the substantive consolidation of the Debtors as contemplated by Article VIII;

                 b. a finding that each of the Recovery Actions is the exclusive property of the Debtors as debtors in possession pursuant to section 541 of the Bankruptcy Code; and

                 c. a ruling that each of the Recovery Actions against (i) the Koch Entities and any of their respective stockholders and their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (ii) the other persons or entities as set forth in Section IV.E.2.b.i will be fully settled and released as of the Effective Date.

         2. The Koch Industries Settlement Agreement shall not have been terminated.

         3. If Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the Debtors shall have received a binding, unconditional (except for a normal "market-out" condition and for conditions relating to occurrence of the Effective Date) commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to the Debtors and the Creditors' Committee.

         4. The Confirmation Hearing has been commenced by May 31, 2000.

         5. The Plan shall not have been amended, altered or modified from the Plan as filed on January 18, 2000, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C.

         6. All Exhibits to the Plan are in form and substance reasonably satisfactory (a) to the Debtors and the Creditors' Committee and (b) to Koch Industries, if any Koch Entity is affected thereby (other than effects generally applicable to holders of Class 5 Claims), as determined in the reasonable judgment of Koch Industries.

         7. No litigation has been commenced by (a) any of the Debtors, the Creditors' Committee or any of the Consenting Holders against any of the Koch Entities or any other party to be released pursuant to Section IV.E.2.b.i or (b) any of the Koch Entities against any of the Debtors or any other party to be released pursuant to Section IV.E.2.b.iii.

B.       CONDITIONS TO THE PMI MERGER

                 The PMI Merger will not occur, and accordingly no action in connection therewith (including the deposit by Koch Agriculture of any funds to the escrow agent under the PMI Merger Escrow Agreement) will occur unless and until the following conditions have been satisfied or duly waived pursuant to
Section IX.D:

         1. The New Common Stock shall have been registered under the Exchange Act pursuant to a Form-10 Registration Statement that has become effective under the Exchange Act.

         2. The New Common Stock shall have been authorized for listing on or accepted for quotation through a National Securities Exchange subject to official notice of issuance.

         3. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan in form and substance acceptable to the Debtors, the Creditors' Committee and Koch Industries, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

         4. Simultaneously with the effectiveness of the PMI Merger, the respective parties thereto shall have executed and delivered the PMI Merger Escrow Agreement, the Plan of Merger, the Koch Tax Sharing Agreement and the Warrant Purchase Agreement.

         5. The Confirmation Order shall have become a Final Order.

         6. The Plan shall not have been amended, altered or modified from the Plan as filed on January 18, 2000, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C, and all Exhibits to the Plan remain in form and substance reasonably satisfactory (a) to the Debtors and the Creditors' Committee and (b) to Koch Industries, if any Koch Entity is affected thereby (other than effects generally applicable to holders of Class 5 Claims), as determined in the reasonable judgment of Koch Industries.

         7. The PMI Merger has been consummated by June 15, 2000.

         8. No litigation has been commenced by (a) any of the Debtors, the Creditors' Committee or any of the Consenting Holders against any of the Koch Entities or any other party to be released pursuant to Section IV.E.2.b.i or (b) any of the Koch Entities against any of the Debtors or any other party to be released pursuant to Section IV.E.2.b.iii.

C.       CONDITIONS TO THE EFFECTIVE DATE

                 The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.D.

         1. The PMI Merger Date has occurred and the PMI Merger has been consummated.

         2. Twenty days have elapsed since the PMI Merger Date.

         3. The escrow established pursuant to the PMI Merger Escrow Agreement has been and remains funded in accordance with Section IV.B.3.a and the PMI Merger Escrow Agreement.

         4. If Koch Agriculture has exercised the option to purchase the Warrant pursuant to the Warrant Purchase Agreement, Koch Agriculture shall have paid $5.0 million to PM Holdings.

         5. If Class 4 approves the Plan pursuant to sections 1126(c) and 1129(a)(8) of the Bankruptcy Code, the documents effectuating the Exit Financing Facility shall have been executed and delivered by the Reorganized Debtors, the Exit Financing Facility Agent Bank and each of the Participating Bank Loan Claim Holders.

         6. The Plan shall not have been amended, altered or modified from the Plan as filed on January 18, 2000, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C, and all Exhibits to the Plan remain in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee and to Koch Industries, if any Koch Entity is affected thereby (other than effects generally applicable to holders of Class 5 Claims) as determined in the reasonable judgment of Koch Industries..

         7. The Effective Date has occurred by July 14, 2000.

         8. No litigation has been commenced by (a) any of the Debtors, the Creditors' Committee or any of the Consenting Holders against any of the Koch Entities or any other party to be released pursuant to Section IV.E.2.b.i or (b) any of the Koch Entities against any of the Debtors or any other party to be released pursuant to Section IV.E.2.b.iii.

D.       WAIVER OF CONDITIONS TO THE CONFIRMATION, PMI MERGER OR EFFECTIVE DATE

                 The conditions to Confirmation set forth in Section IX.A.1.a, IX.A.3, IX.A.4, IX.A.5 and IX.A.6; the conditions to the Effective Date set forth in Section IX.C.1, IX.C.3, IX.C.4 , IX.C.5, IX.C.6 and IX.C.7; and the conditions to the PMI Merger set forth in Sections IX.B.3, IX.B.4, IX.B.6 and IX.B.7 may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after three Business Days' written notice of such proposed waiver to and the prior written consent of the Creditors' Committee and Koch Industries. The conditions to Confirmation set forth in Sections IX.A.1.b, IX.A.1.c and IX.A.2 and clause (a) of Section IX.A.7; the conditions to the PMI Merger set forth in Section IX.B.5 and clause (a) of Section IX.B.8; and the conditions to the Effective Date set forth in Section IX.C.2 and clause (a) of
Section IX.C.8 may be waived in whole or in part by and in the sole discretion of Koch Industries at any time without an order of the Bankruptcy Court and, if any such condition is waived by Koch Industries, such waiver shall be deemed granted by all parties for all purposes under the Plan. The condition to Confirmation set forth in clause (b) of Section IX.A.7; the conditions to the PMI Merger set forth in Sections IX.B.1 and IX.B.2 and clause (b) of Section IX.B.8; and the condition to the Effective Date in clause (b) of Section IX.C.8 may be waived in whole or part by the Debtors at any time without an order of the Bankruptcy Court after three Business Days' notice to and prior written consent of the Creditors' Committee, and no consent of Koch Industries shall be required. The failure to satisfy or waive a condition may be asserted (in writing to the Debtors, the Creditors' Committee and Koch Industries) by a party with the right to waive such condition, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by such party).

E.       EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

                 If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.D, then upon motion by the Debtors, the Creditors' Committee or Koch Industries made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.E, (1) the Plan will be null and void in all respects (other than with respect to the PMI Merger and the documents executed in connection therewith, which will continue in full force and effect if the PMI Merger has been consummated), including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (b) the assumptions, assignments or rejections of Executory Contracts and Unexpired Leases pursuant to Sections V.A and V.C; and
(c) the substantive consolidation of the Debtors; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.


                                   ARTICLE X.

                                    CRAMDOWN

                 The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                   ARTICLE XI.

                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.       DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

         1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Old PM Holdings Common Stock: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

         2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old Common Stock of PM Holdings and the issuance of the New Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.       INJUNCTIONS

         1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         2. As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XI.B.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

         1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.


                                  ARTICLE XII.

                            RETENTION OF JURISDICTION

                 Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance, priority or classification of Claims or Interests;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

         4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Recovery Actions to the extent not released hereunder, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

         8. Resolve any disputes relating to the activities of the Claims Resolution Committee, including any fee disputes or requests to extend the term of the Claims Resolution Committee in accordance with Sections XIII.A.2.c and XIII.A.2.d.

         9. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         10. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         11. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

         12. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         13.     Enter a final decree closing the Reorganization Cases; and

         14. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

A. DISSOLUTION OF THE CREDITORS' COMMITTEE AND CREATION OF THE CLAIMS RESOLUTION COMMITTEE

         1.      CREDITORS' COMMITTEE

                 On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.g.ii.A and in connection with any appeal of the Confirmation Order.

         2.      CLAIMS RESOLUTION COMMITTEE

                 a.        FUNCTION AND COMPOSITION OF THE CLAIMS RESOLUTION
                           COMMITTEE

                 On the Effective Date, the Claims Resolution Committee will be established. Its sole functions will be to monitor the Reorganized Debtors' progress in (i) reconciling and resolving Disputed Claims in Class 5 (including the exercise of the Claims Resolution Committee's rights pursuant to Section VII.A.2) and (ii) making distributions on account of such Claims once resolved (including the exercise of the Claims Resolution Committee's rights pursuant to Section I.A.47.b). The Claims Resolution Committee will consist of up to three holders of Claims in Class 5 who will be designated by the Creditors' Committee in writing prior to the Effective Date.

                 b.        COMMITTEE PROCEDURES

                 The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (i) a majority of the Claims Resolution Committee will constitute a quorum; (ii) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson;
(iii) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable; and (iv) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

                 c. EMPLOYMENT OF PROFESSIONALS BY THE CLAIM RESOLUTION COMMITTEE AND REIMBURSEMENT OF COMMITTEE MEMBERS' EXPENSES

                 The Claims Resolution Committee will be authorized to retain and employ one law firm as counsel. The Claims Resolution Committee also will be authorized to retain and employ one accounting firm; provided, however, that the Claims Resolution Committee must deliver a written notice to the Reorganized Debtors before each request for substantial services from its accountants, which notice will describe the services to be requested, an estimate of the cost for such services and the reason why such services are necessary and reasonable. The role of the Claims Resolution Committee's professionals will be strictly limited to assisting the Claim Resolution Committee in its functions as set forth herein. The Claims Resolution Committee will use its best faith efforts to limit the amount of its professionals' fees and expenses. The Reorganized Debtors will pay the actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties, in accordance with Reorganized PM Holdings' normal business practices for compensating and reimbursing professionals. Other than as specified in the preceding sentence, the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its professionals or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

                 d.        DISSOLUTION OF THE CLAIMS RESOLUTION COMMITTEE

                 Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve upon distribution (other than on account of undeliverable distributions pursuant to Section VI.E.2) of 95% or more of the New Common Stock in the Unsecured Claims Reserve. The members of and the professionals retained by the Claims Resolution Committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the Claims Resolution Committee.

B.       LIMITATION OF LIABILITY

                 The Debtors, the Reorganized Debtors and their respective directors, officers, employees and professionals, acting in such capacity; the Creditors' Committee and its members and professionals; and the Koch Entities and their respective directors, officers, employees and professionals, acting in such capacity, will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section XIII.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.       MODIFICATION OF THE PLAN

                 Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, upon not less than ten days' prior written notice to Koch Industries, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation; provided that no alteration, amendment or modification of the Plan of any nature whatsoever may occur without the prior written consent of the Creditors' Committee; and provided further that if Koch Industries notifies the Debtors within ten days after receipt of such notice that Koch Industries has determined in its reasonable good faith judgment that such proposed alteration, amendment or modification would adversely affect any rights or obligations of any Koch Entity under the Plan or any documents or agreements to be executed in connection therewith, such proposed alteration, amendment or modification may not occur without the prior written consent of Koch Industries. Notwithstanding the preceding sentence, any proposed alteration, amendment or modification affecting the distributions on account of Allowed Class 5 Claims generally and equally will not require the prior written consent of Koch Industries.

D.       REVOCATION OF THE PLAN

                 The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

E.       SEVERABILITY OF PLAN PROVISIONS

                 If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors' Committee and to Koch Industries, if such alteration or interpretation would, in the reasonable good faith judgment of Koch Industries, adversely affect any rights or obligations of any Koch Entity under the Plan or any documents or agreements to be executed in connection therewith. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.       SUCCESSORS AND ASSIGNS

                 The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

G.       SERVICE OF CERTAIN PLAN EXHIBITS AND DISCLOSURE STATEMENT EXHIBITS

                 Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. Any party in interest may review the Plan Exhibits during normal business hours (9:00 a.m. to 4:30 p.m., local time) in the Document Reviewing Centers.

H.       SERVICE OF DOCUMENTS

                 Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors' Committee or the DIP Lender must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

         1.      THE DEBTORS AND THE REORGANIZED DEBTORS:

                 David G. Kabbes, General Counsel
                 PURINA MILLS, INC.
                 1401 South Hanley Road
                 St. Louis, Missouri  63144
                 Fax:  (314) 768-4470

                 Richard M. Cieri, Esq.
                 Jeffrey B. Ellman, Esq.
                 JONES, DAY, REAVIS & POGUE
                 North Point
                 901 Lakeside Avenue
                 Cleveland, Ohio  44114
                 Fax:  (216) 579-0212

                 Henry L. Gompf, Esq.
                 JONES, DAY, REAVIS & POGUE
                 2727 North Harwood
                 Dallas, Texas  75201
                 Fax:  (214) 969-5100

                 Thomas L. Ambro, Esq.
                 Daniel J. DeFranceschi, Esq.
                 RICHARDS, LAYTON & FINGER
                 One Rodney Square
                 P.O. Box 551
                 Wilmington, Delaware  19899
                 Fax:  (302) 658-6548

                 (Counsel to the Debtors and Reorganized Debtors)


         2.      THE CREDITORS' COMMITTEE:

                 Daniel H. Golden, Esq.
                 Lisa G. Beckerman, Esq.

                 AKIN, GUMP, STRAUSS, HAUER & FELD LLP
                 590 Madison Avenue
                 New York, New York  10022
                 Fax:  (212) 872-1002

                 M. Blake Cleary, Esq.
                 YOUNG, CONAWAY, STARGATT & TAYLOR, LLP
                 1100 North Market Street Wilmington Trust
                 Center, 11th Floor Wilmington, Delaware 19801
                 Fax:  (302) 571-1253

                 (Counsel to the Creditors' Committee)

         3.      THE DIP LENDERS:

                 Lewis Kruger, Esq.
                 STROOCK & STROOCK & LAVAN LLP
                 180 Maiden Lane
                 New York, New York 10038-4982
                 Fax:  (212) 806-6006

                 Kevin Gross, Esq.
                 ROSENTHAL, MONHAIT, GROSS & GODDESS P.A.
                 Suite 1401
                 Mellon Bank Center
                 919 North Market Street
                 Wilmington, Delaware  19801
                 Fax:  (302) 658-7567

                 (Counsel to the DIP Lender and Lenders under the Prepetition
                  Credit Facility)

         4.      THE KOCH ENTITIES

                 Tye G. Darland, Esq.
                 KOCH INDUSTRIES, INC.
                 4111 East 37th Street North
                 Wichita, Kansas 67220
                 Fax: (316) 828-3133

                 David S. Kurtz, Esq.
                 Timothy R. Pohl, Esq.
                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                 333 West Wacker Drive, Suite 2100
                 Chicago, Illinois  60606
                 Fax: (312) 407-0411

                 (Counsel to the Koch Entities)

         5.      THE UNITED STATES TRUSTEE

                 John D. McLaughlin, Jr., Esq.
                 OFFICE OF THE UNITED STATES TRUSTEE
                 Curtis Center, Suite 950 West
                 Philadelphia, Pennsylvania  19106
                 Fax:  (215) 597-5795

Dated: January 18, 2000                                 Respectfully submitted,

                                                        PURINA MILLS, INC. (for itself and on behalf of the
                                                         PMI Subsidiary Debtors)


                                                        By:________________________________________________
                                                        Name:    David G. Kabbes
                                                        Title:   Vice President, Secretary and General Counsel

                                                        PM HOLDINGS CORPORATION


                                                        By:________________________________________________
                                                        Name:    David G. Kabbes
                                                        Title:   Secretary


COUNSEL:

THOMAS L. AMBRO (DE 677)
DANIEL J. DEFRANCESCHI (DE 2732)
RICHARDS, LAYTON & FINGER
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899
(302) 658-6541

         - and -

RICHARD M. CIERI (OH 0032464)
JEFFREY B. ELLMAN (OH 0055558)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio  44114
(216) 586-3939

HENRY L. GOMPF (TX 08116400) JONES, DAY, REAVIS & POGUE 2727 North Harwood Dallas, Texas 75201
(214) 220-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN
POSSESSION

                                       EXHIBIT III.C.2 TO PLAN OF REORGANIZATION
                                                                          PART A



                               PURINA MILLS, INC.

                    SUMMARY OF TERMS OF TREATMENT OF HOLDERS
                        OF BANK LOAN CLAIMS IF HOLDERS OF
                          BANK LOAN CLAIMS APPROVE THE
                           PLAN OF REORGANIZATION:(4)


BORROWER:                           Reorganized PM Holdings, Inc. (the "Borrower").

GUARANTORS:                         Those subsidiaries of the Borrower still in existence parties to the prepetition Collateral and Guarantee Agreement.

ADMINISTRATIVE AGENT:               [To be determined] (the "Administrative Agent").

LENDERS:                            Bank Loan Claim Holders (collectively, the "Lenders").

FACILITY:                           The original aggregate principal amount of the facility will be equal to the aggregate amount of Allowed Bank Loan Claims held by the Bank
                                    Loan Claim Holders and will be structured as follows:

                                    -       New Tranche A Notes will be issued to Bank Loan Claim Holders on account of their Old Tranche A Note Claims ("New Tranche A
                                            Notes").

                                    -       New Tranche B Notes will be issued to Bank Loan Claim Holders on account of their Old Tranche B Note Claims ("New Tranche B
                                            Notes").

                                    -       New Term Notes will be issued to Bank Loan Claim Holders on account of their Old Revolving Note Claims ("New Term Notes"
                                            and, collectively with the New Tranche A Notes and the New
                                            Tranche B Notes, the "New Prepetition Credit Facility Notes").

INTEREST RATES:                     At Borrower's option: New Tranche A Notes: LIBOR plus 3.0% or Base Rate plus 2.0% New Tranche B Notes: LIBOR plus 3.50% or Base Rate plus 2.50%
                                    New Term Notes: LIBOR plus 3.0% or Base Rate plus 2.0%


--------
(4) This term sheet summarizes the principal terms and conditions of the Notes to be issued to Bank Loan Claim Holders if such Holders, as a class, approve the Joint Plan of Reorganization of Purina Mills, Inc., its Parent Corporation and its Debtor Subsidiaries (the "Plan"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

MATURITY:                  New Tranche A Notes and New Term Notes: March 12,
                           2005 New Tranche B Notes:  March 12, 2007

COLLATERAL:                The obligations of the Borrower and the Guarantors
                           with respect to the New Prepetition Credit Facility
                           Notes will be secured by a security interest in all of the tangible and intangible assets of the Borrower and the Guarantors that secured the Prepetition Credit Facility.

SUBORDINATION:             The New Prepetition Credit Facility Notes will be
                           subordinated in both payment and lien priority to the Exit Financing Facility in accordance with the subordination terms attached hereto as Annex 1.

PARTICIPATION              FEE: Each Lender will receive a participation fee
                           equal to .50% of the aggregate amount of such Lender's New Prepetition Credit Facility Notes after giving effect to the prepayment of such Notes from the Koch Settlement Proceeds described "Mandatory
                           Prepayments" below.

AMORTIZATION:              New Tranche A Notes: The New Tranche A Notes will
                           amortize in accordance with the following schedule:


  Quarterly                                  Quarterly
     Date               Amount                  Date              Amount
     ----               ------                  ----              ------
December 31,                               March 31,
2000                  $2,750,000           2003                 $4,250,000

March 31,
2001                  $2,750,000           June 30, 2003        $5,000,000
                                           September

June 30, 2001         $3,500,000           30, 2003             $5,000,000

September 30,                              December 31,
2001                  $3,500,000           2003                 $5,000,000

December 31,                               March 31,
2001                  $3,500,000           2004                 $5,000,000

March 31,
2002                  $3,500,000           June 30, 2004        $6,250,000

                                           September
June 30, 2002         $4,250,000           30, 2004             $6,250,000

September 30,                              December 31,
2002                  $4,250,000           2004                 $6,250,000

December 31,                               March 12,            remaining
2002                  $4,250,000           2005                 balance


                           New Tranche B Notes: The New Tranche B Notes will amortize in accordance with the following schedule:

  Quarterly                                  Quarterly
     Date               Amount                  Date              Amount
     ----               ------                  ----              ------
December 31,                               March 31,
2000                  $75,000              2004                 $75,000

March 31,
2001                  $75,000              June 30, 2004        $75,000

                                           September
June 30, 2001         $75,000              30, 2004             $75,000

September 30,                              December 31,
2001                  $75,000              2004                 $75,000

December 31,                               March 31,
2001                  $75,000              2005                 $75,000

March 31,
2002                  $75,000              June 30, 2005        $75,000

                                           September
June 30, 2002         $75,000              30, 2005             $75,000

September 30,                              December 31,
2002                  $75,000              2005                 $75,000

December 31,                               March 31,
2002                  $75,000              2006                 $75,000

March 31,
2003                  $75,000              June 30, 2006        $24,400,000

                                           September
June 30, 2003         $75,000              30, 2006             $24,400,000

September 30,                              December 31,
2003                  $75,000              2006                 $24,400,000

December 31,                               March 12,            remaining
2003                  $75,000              2007                 balance


                                    New Term Notes: The New Term Notes will be due and payable in full on their maturity date.

VOLUNTARY PREPAYMENTS:              The Borrower may prepay the New Prepetition
                                    Credit Facility Notes in whole or in part at any time without premium or penalty. Any such prepayment will be applied to the New
                                    Prepetition Credit Facility Notes pro rata in accordance with the aggregate outstanding principal amount of the New Prepetition
                                    Credit Facility Notes.

MANDATORY PREPAYMENTS:              Koch Settlement: 15 days after the Effective
                                    Date of the Plan of Reorganization, the
                                    Borrower will apply no less than $35 million of Koch settlement proceeds to prepay the New
                                    Prepetition Credit Facility Notes. Such
                                    proceeds will be applied to the Notes pro rata in accordance with the aggregate outstanding principal amount of the New
                                    Prepetition Credit Facility Notes.

                                    Vitamin Litigation Settlement: The first $10 million of the proceeds of the vitamin settlement litigation will be applied to prepay the New Prepetition Credit Facility Notes on a pro rata basis. Any additional amounts realized from the settlement that are not required to be applied to the Exit Financing Facility will also be applied to the pro rata prepayment of the New Prepetition Credit Facility Notes.

                                    Asset Sales: To the extent proceeds of
                                    non-ordinary-course asset sales are not
                                    required to be applied to prepay the Exit
                                    Financing Facility, such proceeds will be applied to the pro rata prepayment of the New Prepetition Credit Facility Notes in accordance with the provisions of the Prepetition Credit Agreement.

                                    Excess Cash Flow: To the extent the Exit
                                    Financing Facility does not require
                                    prepayments from excess cash flow, the
                                    Borrower will prepay the New Prepetition
                                    Credit Facility Notes pro rata from excess cash flow on the basis and at the times specified in the Prepetition Credit Agreement.

CONDITIONS PRECEDENT
TO EFFECTIVENESS:                   Usual and customary for transactions of this
                                    type, including the execution and delivery of satisfactory documentation governing the
                                    New Prepetition Credit Facility Notes and the occurrence of the Effective Date of the Plan of Reorganization.

REPRESENTATIONS AND
WARRANTIES:                         Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition upon the occurrence of the Effective Date of the Plan of Reorganization.

AFFIRMATIVE COVENANTS:              Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

NEGATIVE COVENANTS:                 Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

FINANCIAL COVENANTS:                Each of the financial covenants will be
                                    based on the definitions thereof set forth in the Prepetition Credit Agreement (without giving effect to the

                                    First Amendment to the Prepetition Credit
                                    Agreement dated as of December 31, 1998
                                    except as noted below and that EBITDA for all periods through March 31, 2001 will be calculated as defined in the DIP Credit Agreement) and will be set at the following levels:

                                    Consolidated Interest Coverage Ratio (the denominator of which will be defined as net interest expense, which equals Consolidated Interest Expense less interest income):

                                    Each Rolling Period from
                                    and after March 31, 2000 Not less than 2.00

                                    Consolidated Fixed Charge Coverage Ratio
                                    (Fixed Charges will include net interest expense as above):


Each Rolling Period Ending:              Ratio:
--------------------------               -----
March 31, 2000                           .75 to 1.00

June 30, 2000                            .75 to 1.00

September 30, 2000                       .75 to 1.00

December 31, 2000                        .75 to 1.00

March 31, 2001                           .85 to 1.00

June 30, 2001                            .85 to 1.00

September 30, 2001                       .85 to 1.00

December 31, 2001                        .85 to 1.00

March 31, 2002                           1.00 to 1.00

June 30, 2002                            1.00 to 1.00

September 30, 2002                       1.00 to 1.00

December 31, 2002                        1.00 to 1.00

Thereafter                               1.05 to 1.00


                                    Consolidated Leverage Ratio:


Each Rolling Period Ending:              Ratio:
--------------------------               -----
March 31, 2000                           5.25 to 1.00

June 30, 2000                            5.25 to 1.00

September 30, 2000                       5.25 to 1.00

December 31, 2000                        5.25 to 1.00

March 31, 2001                           4.75 to 1.00

June 30, 2001                            4.75 to 1.00

September 30, 2001                       4.75 to 1.00

December 31, 2001                        4.75 to 1.00

March 31, 2002                           4.50 to 1.00

June 30, 2002                            4.50 to 1.00

September 30, 2002                       4.50 to 1.00

December 31, 2002                        4.50 to 1.00

Thereafter                               4.25 to 1.00


EVENTS OF DEFAULT:                  Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

ASSIGNMENTS AND
PARTICIPATIONS:                     As set forth in the Prepetition Credit
                                    Agreement.

WAIVERS AND
AMENDMENTS:                         As set forth in the Prepetition Credit
                                    Agreement

INDEMNIFICATION:                    As set forth in the Prepetition Credit
                                    Agreement.

GOVERNING LAW:                      New York

                                                                         ANNEX 1
                                                                         -------

                        FORM OF SUBORDINATION PROVISIONS


                  EACH CREDIT AGREEMENT GOVERNING THE NOTES AND EACH NOTE SHALL INCLUDE THE FOLLOWING:

                  Section 1.1. SUBORDINATION OF LIABILITIES. Reorganized PM Holdings (the "Borrower"), for itself and its successors and assigns covenants and agrees, and each holder of the indebtedness evidenced hereby (the "Note") by its acceptance hereof likewise covenants and agrees, that (a) the payment of the principal of, and interest on, and all other amounts owing in respect of, the
Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in Section 1.07), (b) any existing or hereafter acquired or arising security interest in security title to or lien against any property in favor of any holder of the Note securing payment of the Note shall be and at all times remain subordinate and inferior in priority to any security interest in security title to or lien against any such property securing payment of Senior Indebtedness, and (c) no such holder will ask for, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, the whole, or any part, of any monies owing under the Note to such holder, nor any security therefor, unless and until all Lender Obligations shall have been fully paid with interest. The provisions of this Article __ shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they are/or each of them may proceed to enforce such provisions.

                  Section 1.02. BORROWER NOT TO MAKE PAYMENTS WITH RESPECT TO
NOTE IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness before any payment is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. The Borrower may not, directly or indirectly, make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default (as defined below) in respect of any Senior Indebtedness is then in existence. Each holder of the Note hereby agrees that, so long as an Event of Default in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note. As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in, the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior Indebtedness.

                  (b) If notwithstanding the provisions of the preceding subsection (a) of this Section 1.02 any payment shall be made on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note, at a time when payment is not permitted by the terms of the NOTE or by such subsection (a), such payment shall be held by the holder of the Note in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  Section 1.03. NOTE SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF BORROWER. Upon any distribution of assets of the Borrower upon any dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, postpetition interest) before the holder of the
Note is entitled to receive any payment on account of the principal of or interest on or any other amount owing in respect of the Note;

                  (b) any payment or distributions of assets of the Borrower of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Article __, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) if notwithstanding the foregoing provisions of this
Section 1.03 any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  Section 1.04. SUBROGATION. Subject to the prior payment in full of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Borrower or by or on behalf of the holder of the Note by virtue of this Article __ which otherwise would have been made to the holder of the Note shall, as between the Borrower, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Article __ are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  Section 1.05. OBLIGATION OF BORROWER UNCONDITIONAL. Nothing contained in this Article __ or in the Note is intended to or shall impair, as between Borrower and the holder of the Note, the obligation of Borrower, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Borrower other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Article __ of the holders of Senior Indebtedness in respect of cash, property, or securities of the Borrower received upon the exercise of any such remedy. Upon any distribution of assets of the Borrower referred to in this Article __, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article __.

                  Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF BORROWER OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to endorse subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Borrower with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

                  Section 1.07. SENIOR INDEBTEDNESS. (a) The term "Senior Indebtedness" shall mean all Obligations of each of Borrower and any of its Subsidiaries (including, without limitation, the Borrower) under the Credit Agreement and the other Credit Documents and any renewal, extension, restatement, refinancing or refunding hereof; and (ii) of the Borrower in respect of all Interest Rate Protection or Other Hedging Agreements with Other Creditors.

                  (b) As used in preceding Section 1.07(a), the terms set forth below shall have the respective meanings provided below:

                  "Credit Agreement" shall mean the [Exit Financing Facility], dated as of ___________ __, 2000, among the Borrower, the financial institutions from time to time party thereto (the "Lenders") and [_____________], as administrative agent (the "Agent"); as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including but not limited to any increase in the amount borrowed) all of any portion of, the Indebtedness under such agreement or any successor agreements.

                  ["Credit Documents" shall have the meaning provided in the Credit Agreement.]

                  "Interest Rate Protection or Other Hedging Agreements" shall have the meaning provided in the Credit Agreement.

                  "Obligation" shall mean any principal, interest, premium, penalties, fees and other liabilities and obligations payable under the documentations governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

                  "Other Creditors" shall mean each of the Lenders party from time to time to the Credit Agreement, and their subsequent assigns, if any, and any other institution which participates with such Lenders in the extension of Interest Rate Protection or Other Hedging Agreements and their subsequent assigns, if any, in all such cases in their capacity as creditor with respect to Interest Rate Protection and Other Hedging Agreements.

                  "Subsidiaries" shall have the meaning provided in the Credit Agreement.

                  Section 1.08. MISCELLANEOUS. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Borrower or any other Person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not be made.

                                       EXHIBIT III.C.2 TO PLAN OF REORGANIZATION
                                                                          PART B



                               PURINA MILLS, INC.

                    SUMMARY OF TERMS OF TREATMENT OF HOLDERS
                        OF BANK LOAN CLAIMS IF HOLDERS OF
                         BANK LOAN CLAIMS DO NOT APPROVE
                        THE PLAN OF REORGANIZATION: (5)

BORROWER:                           Reorganized PM Holdings, Inc. (the "Borrower").

GUARANTORS:                         Those subsidiaries of the Borrower still in existence parties to the prepetition Collateral and Guarantee Agreement.

ADMINISTRATIVE AGENT:               [To be determined] (the "Administrative Agent").

LENDERS:                            Holders of Bank Loan Claims (collectively, the "Lenders").

FACILITY:                           The original aggregate principal amount of the facility will be equal to the aggregate amount of Allowed Bank Loan Claims held by Holders of
                                    Bank Loan Claims and will be structured as follows:

                                    -       New  Tranche A Notes will be issued to Bank Loan Claim Holders on account of their Old Tranche A Note Claims ("New Tranche A
                                            Notes").

                                    -       New  Tranche B Notes will be issued to Bank Loan Claim Holders on account of their Old Tranche B Note Claims ("New Tranche B
                                            Notes").

                                    -       New Term Notes will be issued to Bank Loan Claim Holders on account of their Old Revolving Note Claims ("New Term Notes"
                                            and, collectively with the New Tranche A Notes and the New
                                            Tranche B Notes, the "Notes").

--------
(5)This term sheet summarizes the principal terms and conditions of the Notes to be issued to Bank Loan Claim Holders if such Holders, as a class, do not approve the Joint Plan of Reorganization of Purina Mills, Inc., its Parent Corporation and its Debtor Subsidiaries (the "Plan"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

INTEREST RATES:            At Borrower's option:
                                    New Tranche A Notes: LIBOR plus 2.75% or
                                    Base Rate plus 1.75%
                                    New Tranche B Notes: LIBOR plus 3.25% or
                                    Base Rate plus 2.25%
                                    New Term Notes: LIBOR plus 2.75% or Base
                                    Rate plus 1.75%

MATURITY:                  New Tranche A Notes and New Term Notes: March 12,
                           2005 New Tranche B Notes: March 12, 2007

COLLATERAL:                The obligations of the Borrower and the Guarantors
                           with respect to the Notes will be secured by a security interest in all of the tangible and intangible assets of the Borrower and the Guarantors that secured the Prepetition Credit Facility.

RANKING OF NOTES:          The  Notes will rank pari passu with the Exit
                           Financing Facility.

AMORTIZATION:              New Tranche A Notes: The New Tranche A Notes will
                           amortize in accordance with the following schedule:


  Quarterly                                  Quarterly
     Date               Amount                  Date              Amount
     ----               ------                  ----              ------
December 31,                               March 31,
2000                  $2,750,000           2003                 $4,250,000

March 31,
2001                  $2,750,000           June 30, 2003        $5,000,000
                                           September

June 30, 2001         $3,500,000           30, 2003             $5,000,000

September 30,                              December 31,
2001                  $3,500,000           2003                 $5,000,000

December 31,                               March 31,
2001                  $3,500,000           2004                 $5,000,000

March 31,
2002                  $3,500,000           June 30, 2004        $6,250,000

                                           September
June 30, 2002         $4,250,000           30, 2004             $6,250,000

September 30,                              December 31,
2002                  $4,250,000           2004                 $6,250,000

December 31,                               March 12,            remaining
2002                  $4,250,000           2005                 balance

          New Tranche B Notes: The New Tranche B Notes will amortize in accordance with the following schedule:

  Quarterly                                  Quarterly
     Date               Amount                  Date              Amount
     ----               ------                  ----              ------
December 31,                               March 31,
2000                  $75,000              2004                 $75,000

March 31,
2001                  $75,000              June 30, 2004        $75,000

                                           September
June 30, 2001         $75,000              30, 2004             $75,000

September 30,                              December 31,
2001                  $75,000              2004                 $75,000

December 31,                               March 31,
2001                  $75,000              2005                 $75,000

March 31,
2002                  $75,000              June 30, 2005        $75,000

                                           September
June 30, 2002         $75,000              30, 2005             $75,000

September 30,                              December 31,
2002                  $75,000              2005                 $75,000

December 31,                               March 31,
2002                  $75,000              2006                 $75,000

March 31,
2003                  $75,000              June 30, 2006        $24,400,000

                                           September
June 30, 2003         $75,000              30, 2006             $24,400,000

September 30,                              December 31,
2003                  $75,000              2006                 $24,400,000

December 31,                               March 12,            remaining
2003                  $75,000              2007                 balance


                                    New Term Notes: The New Term Notes will be due and payable in full on their maturity date.

VOLUNTARY PREPAYMENTS:              The Borrower may prepay the Notes in whole
                                    or in part at any time without premium or penalty. Any such prepayment will be applied to the

                                    Notes pro rata in accordance with the
                                    aggregate outstanding principal amount of the Notes.

MANDATORY PREPAYMENTS:              Asset Sales: To the extent proceeds of
                                    non-ordinary-course asset sales are not
                                    required to be applied to prepay the Exit
                                    Financing Facility, such proceeds will be applied to the pro rata prepayment of the Notes in accordance with the provisions of the Prepetition Credit Agreement, but only to the extent the Lenders had valid and perfected prepetition security interests in the assets sold.

                                    Excess Cash Flow: To the extent the Exit
                                    Financing Facility does not require
                                    prepayments from excess cash flow, the
                                    Borrower will prepay the Notes pro rata from excess cash flow on the basis and at the times specified in the Prepetition Credit Agreement.

                                    No prepayments of the Notes will be required to be made from the proceeds of the Koch settlement or the vitamin litigation.

CONDITIONS PRECEDENT
TO EFFECTIVENESS:                   Usual and customary for transactions of this
                                    type, including the execution and delivery of satisfactory documentation governing the
                                    Notes and the occurrence of the Effective
                                    Date of the Plan of Reorganization.

REPRESENTATIONS AND
WARRANTIES:                         Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition upon the occurrence of the Effective Date of the Plan of Reorganization.

AFFIRMATIVE COVENANTS:              Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

NEGATIVE COVENANTS:                 Substantially identical to those contained
                                    in the Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

FINANCIAL COVENANTS:                Each of the financial covenants will be
                                    based on the definitions thereof set forth in the Prepetition Credit Agreement (without giving effect to the First Amendment to the Prepetition Credit Agreement dated as of December 31, 1998 except as noted below and that EBITDA for all periods through March
                                    31, 2001 will be calculated as defined in the DIP Credit Agreement) and will be set at the following levels:

                                    Consolidated Interest Coverage Ratio (the denominator of which will be defined as net interest expense, which equals Consolidated Interest Expense less interest income):

                                    Each Rolling Period from
                                    and after March 31, 2000  Not less than 2.00

                                    Consolidated Fixed Charge Coverage Ratio
                                    (Fixed Charges will include net interest expense as above):


Each Rolling Period Ending:              Ratio:
--------------------------               -----
March 31, 2000                           .75 to 1.00

June 30, 2000                            .75 to 1.00

September 30, 2000                       .75 to 1.00

December 31, 2000                        .75 to 1.00

March 31, 2001                           .85 to 1.00

June 30, 2001                            .85 to 1.00

September 30, 2001                       .85 to 1.00

December 31, 2001                        .85 to 1.00

March 31, 2002                           1.00 to 1.00

June 30, 2002                            1.00 to 1.00

September 30, 2002                       1.00 to 1.00

December 31, 2002                        1.00 to 1.00

Thereafter                               1.05 to 1.00


                                    Consolidated Leverage Ratio (the numerator of which will be defined as Senior Debt less cash and cash equivalents):


Each Rolling Period Ending:              Ratio:
--------------------------               -----
March 31, 2000                           5.25  to 1.00

June 30, 2000                            5.25  to 1.00

September 30, 2000                       5.25  to 1.00

December 31, 2000                        5.25  to 1.00

March 31, 2001                           4.75 to 1.00

June 30, 2001                            4.75 to 1.00

September 30, 2001                       4.75 to 1.00

December 31, 2001                        4.75 to 1.00

March 31, 2002                           4.50 to 1.00

June 30, 2002                            4.50 to 1.00

September 30, 2002                       4.50 to 1.00

December 31, 2002                        4.50 to 1.00

Thereafter                               4.25 to 1.00


EVENTS OF DEFAULT:         Substantially identical to those contained in the
                           Prepetition Credit Agreement, with such adjustments as are necessary to conform to the Borrower's and its Subsidiaries' condition and business requirements from and after the Effective Date of the Plan of Reorganization.

ASSIGNMENTS AND
PARTICIPATIONS:            As set forth in the Prepetition Credit Agreement.

WAIVERS AND
AMENDMENTS:                As set forth in the Prepetition Credit Agreement

INDEMNIFICATION:           As set forth in the Prepetition Credit Agreement.

GOVERNING LAW:             New York

                                   EXHIBIT IV.B.3.d(i) TO PLAN OF REORGANIZATION
                                                                DRAFT OF 1/18/00

                                WARRANT AGREEMENT

                  This Warrant Agreement (this "AGREEMENT") dated as of ______ __, 2000, is made and entered into by and between Koch Agriculture Company, a Nebraska corporation ("KOCH") and Purina Mills, Inc., a Delaware corporation formerly known as PM Holdings Corporation ("PURINA").

                                    RECITALS
                                    --------

A. Prior to ______ __, 2000, Purina was known as PM Holdings Corporation ("PM HOLDINGS") and owned one-hundred percent (100%) of the capital stock of the Delaware corporation known as Purina Mills, Inc. ("OLD PMI").

B. On October 28, 1999 (the "Petition Date"), PM Holdings, Old PMI and certain of Old PMI's subsidiaries (collectively the "DEBTORS") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

C. On January __, 2000, the Debtors filed a Joint Plan of Reorganization (as the same may be amended in accordance with the terms thereof, the "PLAN") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

D. Pursuant to the Plan and that certain Agreement and Plan of Merger dated as of , 2000, Old PMI has merged with and into PM Holdings (the "MERGER"). PM Holdings survived the Merger and changed its name to Purina Mills, Inc.

E. Pursuant to the Plan, and in connection with the Merger, Purina and Koch entered into a warrant purchase agreement (the "WARRANT PURCHASE AGREEMENT"), which granted Koch an option (the "OPTION") to purchase certain warrants (the "WARRANTS") entitling Koch to purchase certain shares of common stock of Purina authorized pursuant to the Plan (the "NEW COMMON STOCK").

F. Pursuant to the Warrant Purchase Agreement, Koch sent written notice to Purina on __________, 2000 declaring that it was exercising the Option on __________, 2000, as set forth in the Warrant Purchase Agreement. The Closing Date (as defined in the Warrant Purchase Agreement) has occurred.

                                    AGREEMENT
                                    ---------

                  In consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  Section 1. WARRANT CERTIFICATES. (a) As set forth in this Agreement, from time to time, certificates representing the Warrants shall be issued by Purina in substantially the form attached hereto as EXHIBIT A (the "WARRANT CERTIFICATES"). The Warrant Certificates shall evidence the right, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase that number of shares of New Common Stock equal to the number of Warrants as set forth on the face thereof.

                           (b) Within three (3) business days from the date
hereof, Purina shall deliver to Koch one Warrant Certificate representing Warrants that entitle Koch to purchase a number of shares of New Common Stock equal to ten percent (10%) of the aggregate number of shares of New Common Stock that are issued and outstanding as of the Effective Date (as defined in and under the Plan) after giving effect to the exercise of the Warrants.

                           (c) The Warrant Certificate shall be dated the date
hereof and shall bear the signature of those officers of Purina as directed by Purina's Bylaws and Certificate of Incorporation and as required by applicable law.

                  Section 2. NO TRANSFER. Neither this Agreement nor any Warrants issued pursuant to this Agreement may be transferred or assigned by Koch without the prior written consent of Purina, which consent may be withheld in the sole discretion of Purina.

                  Section 3. EXERCISE OF WARRANTS.

                           (a) Each Warrant shall entitle Koch to purchase,
subject to the provisions of this Agreement, one share of fully paid and non-assessable New Common Stock free from all taxes, liens and charges, at a price per share of [1.5 times Purina's per share reorganization equity value as set forth in the Plan] payable in immediately available funds (the "EXERCISE PRICE").

                           (b) Koch may exercise the Warrants by surrendering
the Warrant Certificate at any time and from time to time, during normal business hours, at the principal executive office of Purina (the "PURINA OFFICE") along with (i) the Election to Receive Form set forth on the Warrant Certificate, duly executed and completed, (ii) the Exercise Price times the number of shares of New Common Stock to be issued upon the exercise of such Warrants, (iii) any taxes payable pursuant to Section 6 and (iv) reasonable proof of the fulfillment of any regulatory approvals or consents required as a condition to the exercise of such Warrants, if any.

                           (c) If Koch exercises less than all the Warrants
represented by the Warrant Certificate, Purina shall issue and deliver a new Warrant Certificate representing the unexercised Warrants to Koch.

                           (d) Purina shall deliver to Koch evidence of
ownership of one share of New Common Stock for each Warrant exercised, together with any amount of cash due in lieu of any fractional shares pursuant to Section
9. Koch will be deemed to be the holder of record of the shares of New Common Stock as of the date Koch surrenders the Warrant Certificate and delivers the Exercise Price therefor, regardless of when Purina delivers the evidence of owner ship to Koch pursuant to this Section 3(d).

                           (e) Warrants may be exercised only on or before 5:00
p.m. (Central time) on ___________, 2001 (the "EXPIRATION DATE"). Any Warrant not exercised on or before the Expiration Date shall be void and all rights with respect thereto shall cease.

                  Section 4. REPRESENTATIONS AND WARRANTIES OF PURINA. Purina represents and warrants to Koch that:

                           (a) Purina is a corporation organized, validly
existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                           (b) the execution and delivery by Purina of this
Agreement and the consummation by Purina of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purina and have been approved by the Bankruptcy Court;

                           (c) this Agreement has been duly executed and
delivered by Purina and constitutes the valid and binding obligation of Purina, enforceable against Purina in accordance with its terms;

                           (d) on or prior to the Effective Date, Purina shall
have taken all necessary corporate action to authorize and reserve and permit it to issue, at all times from the Effective Date through the Expiration Date (as defined in the Warrant Agreement) shall have reserved, a sufficient number of shares of New Common Stock for issuance pursuant to the Warrant Agreement; and

                           (e) the execution and delivery of this Agreement by
Purina does not, and the consummation by Purina of the transactions contemplated by this Agreement will not

                                 (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Purina,

                                 (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any post-Petition Date note, bond, mortgage, indenture, lease, contract or other post-Petition Date agreement, instrument or obligation to which Purina or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                                 (iii) conflict or violate any permit,
         concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purina or any of its subsidiaries or any of its or their respective properties or assets, or

                                 (iv) except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") (if applicable), do not require any filing or notification with, or authorization, consent or approval of, any governmental entity, other than in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect on Purina and the Debtors taken as a whole.

                  Section 5. REPRESENTATIONS AND WARRANTIES OF KOCH. Koch represents and warrants to Purina that:

                           (a) Koch is a corporation duly organized, validly
existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                           (b) the execution and delivery by Koch of this
Agreement and the consummation by Koch of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Koch;

                           (c) this Agreement has been duly executed and
delivered by Koch and constitutes the valid and binding obligation of Koch, enforceable against Koch, in accordance with its terms;

                           (d) the execution and delivery of this Agreement by
Koch does not, and the consummation by Koch of the transactions contemplated by this Agreement will not

                                 (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Koch,

                                 (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Koch or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                                 (iii) conflict or violate any permit,
         concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Koch or any of its subsidiaries or any of its their properties or assets, or

                                 (iv) except as may be required under the HSR
         Act, as amended, do not require any filing or notification with, or authorization, consent or approval of, any governmental entity,

                  other than in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect, on Koch Industries Inc. and Koch.

                           (e) Koch is effecting the purchase contemplated
hereby for its own account, for investment and not with a view to resale or distribution except in compliance with federal and state securities laws. Koch agrees not to sell or otherwise transfer the Warrants or the shares of New Common Stock issuable upon the exercise thereof without registration under federal and state securities laws or an exemption therefrom. Koch acknowledges that the Warrants have not been, and the shares of New Common Stock issuable upon the exercise thereof will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and that the issuance of the Warrants is being, and the issuance of shares of New Common Stock upon exercise thereof will be, made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering.

                           (f) Koch is qualified as an accredited investor
within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  Section 6. TAXES. Koch shall pay all taxes attributable to the initial issuance of shares of New Common Stock upon the exercise of the Warrants.

                  Section 7. MUTILATED, DESTROYED, LOST AND STOLEN WARRANT CERTIFICATES. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, Purina shall issue a new Warrant Certificate in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate destroyed, lost or stolen. The new Warrant Certificate shall be of like tenor and represent an equivalent number of Warrants, but shall be issued and delivered only upon receipt of evidence reasonably satisfactory to Purina of such destruction, loss or theft of such Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to Purina.

                  Section 8. ADJUSTMENT. The number of shares of New Common Stock issuable upon the exercise of each Warrant shall be subject to adjustment from time to time upon certain events (each, an "ADJUSTMENT EVENT") as follows:

                           (a) In the event that Purina shall (i) declare and
pay a dividend or make any other distribution with respect to the New Common Stock in shares of New Common Stock,

(ii) subdivide the outstanding New Common Stock, (iii) combine the outstanding New Common Stock into a smaller number of shares or (iv) issue any shares of the New Common Stock in a reclassification of the New Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which Purina is the continuing corporation), the number of shares of New Common Stock issuable upon the exercise of each Warrant immediately prior to an Adjustment Event shall be adjusted so that Koch shall thereafter be entitled to receive the number of shares of New Common Stock that Koch is entitled to pursuant to Section 1.

                           (b) In the event that Purina shall issue rights,
options, warrants or securities convertible into or exchangeable for shares of New Common Stock (other than rights, options, warrants or securities issued under an employee or director plan or award or upon the exercise thereof) at a price that is lower than the current market value per share of New Common Stock as of the Adjustment Event, the number of shares of New Common Stock thereafter issuable upon the exercise of all the Warrants shall be determined by multiplying the number of shares of New Common Stock to which Koch would have been entitled upon the exercise of all the Warrants before the Adjustment Event by a fraction consisting of (i) a numerator equal to the number of shares of New Common Stock outstanding immediately before the Adjustment Event plus the number of shares of New Common Stock available for subscription or purchase or to be issued upon conversion or exchange of each convertible or exchangeable securities and (ii) a denominator equal to the number of shares of New Common Stock outstanding immediately before the Adjustment Event plus the number of shares of New Common Stock that could have been purchased immediately before the Adjustment Event with the aggregate consideration to be received by Purina in connection with the Adjustment Event. Notwithstanding anything to the contrary contained herein, the issuance of shares of New Common Stock or rights, options, warrants or securities convertible into or exchangeable for shares of New Common Stock to any officer, director or employee of Purina or any of its subsidiaries pursuant to a benefit plan shall not constitute an Adjustment Event.

                           (c) In the event that Purina shall distribute to all
holders of shares of New Common Stock evidence of indebtedness or any other assets (other than a cash distribution made as a dividend payable out of earnings or out of any surplus legally available for dividends under the laws of the state of Delaware) or rights to subscribe or purchase shares of New Common Stock, the number of shares of New Common Stock thereafter issuable upon the exercise of a Warrant shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of a Warrant immediately prior to Adjustment Event by a fraction consisting of (i) a numerator equal to the current market price per share of New Common Stock at the record date used to determine the holders entitled to such dividend or distribution and (ii) a denominator equal to such current market value per share less the then fair market value of the portion of such evidence of indebtedness or assets so distributed, or of such subscription or purchase rights, applicable to one share of New Common Stock, as determined in good faith by the Board of Directors of Purina (the "BOARD OF DIRECTORS"). Any adjustment made pursuant to this Section 8(c) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

                           (d) In the event that Purina enters into a merger,
consolidation or other business combination with or into another corporation, or Purina sells or transfers its property, assets and business substantially as an entirety to a successor corporation, then the New Common Stock is, in effect, changed into a different kind or class of stock or other securities or property, in whole or in part, and Purina or the successor company, as the case may be, shall execute and deliver to Koch a supplemental agreement providing that Koch shall have the right under and upon the exercise of each Warrant to receive the kind and amount of shares of stock or other securities or property receivable upon such merger, consolidation or other business combination, or upon the dissolution following such sale or transfer, by a holder of the number of shares of New Common Stock of the successor company immediately prior to such change. Such supplemental agreement shall provide for adjustments that are as equivalent as practicable to the adjustments provided for in this Section 8.

                           (e) In the event that Purina shall take any action
other than an action described in this Section 8 that would materially and adversely affect the rights of Koch under this Agreement, the number of shares of New Common Stock issuable upon the exercise of each Warrant shall be adjusted in such manner and at such time as the Board of Directors may determine, in good faith, to be equitable under the circumstances.

                           (f) The certificate of any independent firm of public
accounting of recognized standing, to be mutually agreed upon by Purina and Koch, shall be conclusive evidence that any calculation made pursuant to this
Section 8 is correct. The fees and expenses of such public accounting firm shall be borne one-half (1/2) by Purina and one-half (1/2) by Koch.

                           (g) For the purpose of any calculation made pursuant
to this Section 8, the current market price per share of New Common Stock at any date shall be deemed to be the closing price for the date immediately prior to the public announcement of any Adjustment Event or, if there is no such closing price, the average of the last reported bid and asked prices immediately prior to the public announcement of any Adjustment Event. The closing price shall be the last reported sale price for a share of New Common Stock. In the event that no such reported sale takes place and there are no such reported bid and asked prices or if the shares of New Common Stock are not listed or admitted for trading on a principal national securities exchange, the current market value shall equal the book value per share of New Common Stock, calculated by dividing
(i) the stockholders' equity as reflected in the most recently available quarterly or year-end consolidated financial statements of Purina prepared in accordance with generally accepted accounting principles by (ii) the total number of shares of New Common Stock and New Common Stock equivalents as of the date of such financial statements.

                           (h) Whenever an adjustment is made pursuant to this
Section 8, Purina shall give notice to Koch setting forth, in reasonable detail, the events requiring such adjustment and the method by which such adjustment was calculated, as well as the number, kind or class of securities or property issuable upon the exercise of a Warrant after giving effect to such adjustment.

                           (i) No adjustment in the number of shares of New
Common Stock issuable upon exercise of a Warrant shall be required unless such adjustment would require an increase or decrease of at least 1% in the current market value of the New Common Stock to be issued upon exercise of all the Warrants. All calculations under this section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  Section 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                           (a) Purina shall not be required to issue fractions
of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, at Purina's option, Purina shall either (i) issue to Koch a full Warrant (by rounding fractional Warrants equal to one-half (1/2) or greater up and rounding fractional Warrants of less than one-half (1/2) down) or (ii) pay to Koch an amount in cash equal to the same fraction of the current market value of a full Warrant as determined in good faith by the Board of Directors.

                           (b) Notwithstanding an adjustment in the number of
shares of New Common Stock issuable upon the exercise of a Warrant, Purina shall not be required to issue fractions of shares of New Common Stock or to distribute certificates which evidence fractional shares of New Common Stock. In lieu of fractional shares of New Common Stock, at Purina's option, Purina shall either (i) issue to Koch a full share of New Common Stock (by rounding fractional shares up) or (ii) pay to Koch an amount in cash equal to the same fraction of the current market value of a share of New Common Stock, as determined in good faith by the Board of Directors.

                  Section 10. RESERVATION OF SHARES OF NEW COMMON STOCK. At all times prior to the Expiration Date, Purina shall reserve and keep available, free from preemptive rights, a number of shares of authorized but unissued New Common Stock for the purpose of satisfying its obligation to issue shares of New Common Stock upon the exercise of the Warrants as provided herein. The shares of New Common Stock reserved and kept available pursuant to this Section 10 shall be duly and validly issued, fully paid and non-assessable upon the exercise of the Warrants and payment in full of the Exercise Price therefor.

                  Section 11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at law or in equity.

                  Section 12. NOTICE TO KOCH. In the event that Purina takes any action which would result in an Adjustment Event, Purina shall give Koch written notice that shall describe the circumstances and adjustment required as a result of such Adjustment Event, both in reasonable detail.

                  Section 13. NOTICES. Any notice required to be given to Koch or to Purina by this Agreement shall be sufficiently given if sent by mail, first class or registered, postage prepaid, return receipt requested, addressed as follows:

                           (a) if to Purina, to:

                                 Purina Mills, Inc.
                                 1401 South Hanley Road
                                 St. Louis, Missouri 63144
                                 facsimile: (314) 768-4470
                                 attention: David G. Kabbes, General Counsel

                           (b)   if to Koch, to:

                                 Koch Agriculture Company
                                 4111 East 37th Street North
                                 Wichita, Kansas 67220
                                 facsimile: (316) 828-3133
                                 attention: Tye Darland, Esq.

                  Section 14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of Purina or Koch shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

                  Section 15. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES.

                  Section 16. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than Purina and Koch any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of Purina and Koch.

                  Section 17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                             PURINA MILLS, INC.


                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________


                                             KOCH AGRICULTURE COMPANY


                                             By:_______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                    EXHIBIT A
                                    ---------

         THIS WARRANT IS SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT AGREEMENT, DATED ____________, 2000 (THE "WARRANT AGREEMENT"), BY AND BETWEEN PURINA MILLS, INC., FORMERLY KNOWN AS PM HOLDINGS CORPORATION ("PURINA") AND KOCH AGRICULTURE COMPANY. IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THE WARRANT AGREEMENT AND THIS WARRANT, THE TERMS OF THE WARRANT AGREEMENT SHALL APPLY. THIS WARRANT MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF PURINA, WHICH CONSENT MAY BE WITHHELD IN THE SOLE DISCRETION OF PURINA. IN ADDITION, THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO PURINA, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE OR (C) IN A TRANSACTION THAT IS IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER THE ACT AND ANY
         APPLICABLE UNITED STATES LAWS GOVERNING THE OFFER AND SALE OF
         SECURITIES.

                          [Form of Warrant Certificate]

                                     [Face]

                  This Warrant Certificate certifies that Koch Agriculture Company ("KOCH") is the registered holder of [_______] Warrants (the "WARRANTS") to purchase shares [________] of common stock (the "NEW COMMON STOCK") of Purina Mills, Inc., formerly known as PM Holdings Corporation ("PURINA") authorized under that certain plan of reorganization for Purina and certain of its subsidiaries, dated as of ___________, 2000, filed with the United States Bankruptcy Court for the District of Delaware (the "PLAN"). Each Warrant entitles Koch to purchase one share of New Common Stock from Purina after the date the Plan is made effective (the "EFFECTIVE DATE") and on or before 5:00 p.m. (Central time) on the one (1) year anniversary of the Effective Date, at which time the Warrants shall expire (the "EXPIRATION DATE"). Each share of New Common Stock may be purchased at the initial exercise price (as adjusted, the "EXERCISE PRICE") of $[___], payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of Purina at 1401 South Hanley Road St. Louis, Missouri 63144 (the "PURINA OFFICE") subject to the conditions set forth herein and in the Warrant Agreement, dated ____________, 2000 (the "WARRANT AGREEMENT"), between Purina and Koch. The Exercise Price and number of shares of New Common Stock purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after the Expiration Date. After the Expiration Date, any unexercised Warrants will be void and all rights of Koch with respect thereto shall cease. Cash payments (or additional shares of New Common Stock) as determined pursuant to the Warrant Agreement may be made in lieu of fractional shares otherwise issuable upon such exercise.

                  This Warrant may not be sold, assigned, transferred, pledged, encumbered, hypothecated, given or otherwise disposed of (each a "TRANSFER") without the prior written consent of Purina, which consent may be withheld in the sole discretion of Purina. Any attempted Transfer of this Warrant or any portion hereof without the prior written consent of Purina shall be null and void and of no force or effect.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                          [Form of Warrant Certificate]

                                    [Reverse]

                                PURINA MILLS, INC

                  The Warrant Agreement, dated ____________, 2000 (the "WARRANT AGREEMENT"), between Purina Mills, Inc., formerly known as PM Holdings Corporation ("PURINA") and Koch Agriculture Company ("KOCH") is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of Purina and Koch.

                  The warrants represented by this Warrant Certificate (the "WARRANTS") may be exercised to purchase shares of common stock (the "NEW COMMON STOCK") of Purina authorized under that certain plan of reorganization for Purina and certain of its subsidiaries, dated as of ___________, 2000, filed with the United States Bankruptcy Court for the District of Delaware (the "PLAN") at any time after the date the Plan is made effective (the "EFFECTIVE DATE") and on or before 5:00 p.m. (Central time) on the one (1) year anniversary of the Effective Date, at which time the Warrants shall expire (the "EXPIRATION DATE"). Koch may exercise the Warrants evidenced by this Warrant Certificate by surrendering the Warrant Certificate, with the form of election to receive set forth hereon properly completed and executed, together with payment of $[___] per share of New Common Stock purchased (the "EXERCISE PRICE") and any taxes required to be paid pursuant to the Warrant Agreement, at the Purina Office. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants not exercised.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the number of shares of New Common Stock issuable upon the exercise of the Warrant, in each case set forth on the face hereof may, subject to certain conditions, be adjusted.

                  Purina may deem and treat Koch as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof and for all other purposes, and Purina shall not be affected or in any way bound by any notice to the contrary.

                  WITNESS the signature of the duly authorized officer of Purina Mills, Inc.

Dated:
                                             By:  _____________________________
                                                    Name:
                                                    Title:

                         [Form of Election to Purchase]

                    (To be executed upon exercise of Warrant
                        on or before the Expiration Date)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ shares of New Common Stock and herewith tenders payments for such shares of New Common Stock in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate representing such shares of New Common Stock be registered in the name of ______________ whose address is ___________ and that such certificate be delivered to ____________ whose address is ______________. If said number of shares of New Common Stock is less than all purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the shares of New Common Stock be registered in the name of __________ whose address is ___________ and that such Warrant Certificate be delivered to __________ whose address is ___________. Any cash payments or payments of additional shares of New Common Stock to be paid in lieu of a fractional share of New Common Stock should be made to ___________ whose address is ___________ and the check representing payment thereof should be delivered to ____________ whose address is ___________.

Dated:___________________


                           Name of Holder of Warrant Certificate:

                                 Koch Agriculture Company

                           Address:     4111 East 37th Street North
                                        Wichita, Kansas 67220

                           By:  ________________________________
                                Name:
                                Title:

                                  EXHIBIT IV.B.3.d(ii) TO PLAN OF REORGANIZATION
                                                                DRAFT OF 1/18/00

                           WARRANT PURCHASE AGREEMENT

                  This Warrant Purchase Agreement, dated as of , 2000 (this "AGREEMENT"), is made and entered into by and between Koch Agriculture Company, a Nebraska corporation ("KOCH"), and Purina Mills, Inc., a Delaware corporation formerly known as PM Holdings Corporation ("PURINA").


                                    RECITALS
                                    --------

A. Prior to ___________, 2000, Purina was known as PM Holdings Corporation ("PM HOLDINGS") and owned one-hundred percent (100%) of the capital stock of the Delaware corporation known as Purina Mills, Inc. ("OLD PMI").

B. On October 28, 1999 (the "Petition Date"), PM Holdings, Old PMI and certain of Old PMI's subsidiaries (collectively, the "DEBTORS") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.

C. On January __, 2000, the Debtors filed a Joint Plan of Reorganization (as the same may be amended in accordance with the terms thereof, the "PLAN") with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

D. Pursuant to the Plan and that certain Agreement and Plan of Merger dated as of , 2000, Old PMI has merged with and into PM Holdings (the "MERGER"). PM Holdings survived the Merger and changed its name to Purina Mills, Inc.

E. Pursuant to the Plan and in connection with the Merger and this Agreement, Purina has agreed to grant Koch an option to purchase certain warrants entitling Koch to purchase certain shares of its common stock to be authorized and issued pursuant to the Plan (the "NEW COMMON STOCK").

                                    AGREEMENT
                                    ---------

                  In consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. GRANT OF OPTION. Purina hereby grants to Koch an option (the "OPTION) to purchase, subject to the terms hereof, warrants (the "WARRANTS") entitling Koch to purchase up to ten percent (10%) of the aggregate number of shares of the New Common Stock that are issued and outstanding immediately after the Effective Date (as defined in the Plan) (after giving effect to the exercise of the Warrant) for a purchase price of five-million dollars ($5,000,000) (the

"OPTION EXERCISE PRICE"). If the Option is not exercised prior to or on the Effective Date, it will terminate and be of no further force and effect.

                  2. EXERCISE OF OPTION. (a) Koch may exercise the Option at any time prior to and including the Effective Date of the Plan.

                           (b) In the event Koch desires to exercise the Option,
Koch shall send a written notice (the "EXERCISE NOTICE") to Purina declaring that it is exercising the Option and specifying a date (the "CLOSING DATE"), which shall be a business day which is no more than five (5) business days after delivery of such notice, and place for the closing of such purchase but in any event shall be on or before the Effective Date (the "CLOSING").

                  3. CLOSING. At the Closing:

                           (a) Koch shall deliver the Option Exercise Price to
Purina by wire transfer of immediately available funds to an account specified in writing by Purina or by such other method as Purina may specify; and

                           (b) Purina and Koch shall execute an agreement that
sets forth the terms and conditions governing the Warrants in the form attached hereto as EXHIBIT A (the "WARRANT AGREEMENT").

                  4. LOST OPTION. Upon receipt by Purina of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Purina shall execute and deliver a new Agreement of like tenor and date.

                  5. REPRESENTATIONS AND WARRANTIES OF PURINA. Purina represents and warrants to Koch that:

                           (a) Purina is a corporation organized, validly
existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

                           (b) the execution and delivery by Purina of this
Agreement and the consummation by Purina of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Purina and have been approved by the Bankruptcy Court;

                           (c) this Agreement has been duly executed and
delivered by Purina and constitutes the valid and binding obligation of Purina, enforceable against Purina in accordance with its terms;

                           (d) on or prior to the Effective Date, Purina shall
have taken all necessary corporate action to authorize and reserve and permit it to issue, and, if the Option is exercised, at all times from the Effective Date through the Expiration Date (as defined in the Warrant Agreement) shall have reserved, all shares of New Common Stock issuable pursuant to the Warrant Agreement; and

                           (e) the execution and delivery of this Agreement by
Purina does not, and the consummation by Purina of the transactions contemplated by this Agreement will not

                           (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Purina,

                           (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any post-Petition Date note, bond, mortgage, indenture, lease, contract or other post-Petition Date agreement, instrument or obligation to which Purina or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                           (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purina or any of its subsidiaries or any of its or their properties or assets, or

                           (iv)     except as may be required under the
                                    Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act") (if applicable), do not require any filing or notification with, or authorization, consent or approval of, any governmental entity, other than in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect on Purina and the Debtors taken as a whole.

                  6. REPRESENTATIONS AND WARRANTIES OF KOCH. Koch represents and warrants to Purina that:

                           (a) Koch is a corporation duly organized, validly
existing and in good standing under the laws of the State of Nebraska, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

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



                           (b) the execution and delivery by Koch of this
Agreement and the consummation by Koch of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Koch;

                           (c) this Agreement has been duly executed and
delivered by Koch and constitutes the valid and binding obligation of Koch, enforceable against Koch, in accordance with its terms;

                           (d) the execution and delivery of this Agreement by
Koch does not, and the consummation by Koch of the transactions contemplated by this Agreement will not

                           (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation, as amended to date, or bylaws, as amended to date, of Koch,

                           (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Koch or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound,

                           (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Koch or any of its subsidiaries or any of its or their properties or assets, or

                           (iv) except as may be required under the HSR Act, do not require any filing or notification with, or authorization, consent or approval of, any governmental entity,

                  other than in the case of (ii) and (iii) for any such violations, breaches, defaults, terminations, cancellations, accelerations, conflicts, filings, notifications, authorizations, consent or approvals which would not, individually or in the aggregate, have a material adverse effect, on Koch Industries, Inc. and Koch.

                           (e) Koch is effecting the purchase contemplated
hereby for its own account, for investment and not with a present view to resale or distribution except in compliance with federal and state securities laws. Koch agrees not to sell or otherwise transfer the Option without registration under federal and state securities laws or an exemption therefrom. Koch acknowledges that the Option has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state, and that the issuance of the Option is being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering.

                           (f) Koch is qualified as an accredited investor
within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  8. ASSIGNMENT. Neither Koch nor Purina may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, which may be withheld in such party's sole discretion.

                  9. AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  11. NOTICES. All notices, consents, requests, claims, instructions or other communications to be given hereunder shall be in writing. All such notices, consents, requests, claims, instructions or other communications may be given personally, by registered or certified mail (with proof of receipt, postage and expenses prepaid, return receipt requested), express package service or facsimile. All notices will be deemed received as follows: (a) if delivered personally, when received, (b) if mailed, three (3) days after being mailed, (c) if sent by express package service, when signed for and (d) if sent by facsimile, when the facsimile has transmitted over telephone lines, as evidenced by a facsimile confirmation report generated by the transmit ted machine. Notices shall be addressed as follows:

                           (1)      if to Koch, to:

                                    Koch Agriculture Company
                                    4111 East 37th Street North
                                    Wichita, Kansas 67220
                                    facsimile: (316) 828-3133
                                    attention: Tye Darland, Esq.

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    (Illinois)
                                    333 West Wacker Drive
                                    Suite 2100
                                    Chicago, Illinois 60606
                                    facsimile: (312) 407-0411
                                    attention: David S. Kurtz, Esq.

                           (2)     if to Purina, to:

                                    Purina Mills, Inc.
                                    1401 South Hanley Road
                                    St. Louis, Missouri 63144
                                    facsimile: (314) 768-4470
                                    attention: David G. Kabbes, General Counsel

                                    with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    911 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    facsimile: (216) 579-0212
                                    attention:  Richard M. Cieri, Esq.

                  12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflict of laws principles.

                  13. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  14. COUNTERPARTS. This Agreement may be executed in two or more counter parts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  15. ENTIRE AGREEMENT. Except as otherwise expressly provided, this Agree ment contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  16. FURTHER ASSURANCES. In the event that Koch exercises the Option, Purina and Koch shall execute and deliver all other documents and instruments, including, but not limited to, the Warrant Agreement, and take all other action that may be reasonably necessary to the fullest extent permitted by law in order to consummate the transactions provided for by such exercise.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                            KOCH AGRICULTURE COMPANY



                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________


                                            PURINA MILLS, INC.


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________

                                    EXHIBIT A
                                    ---------

                                Warrant Agreement